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                          PURCHASE AND SALE AGREEMENT

                                BY AND BETWEEN






                             NUS ACQUISITION CORP.
                            A DELAWARE CORPORATION
                                 AS PURCHASER
                                      AND
                               TETRA TECH, INC.
                                 AS GUARANTOR

                                      AND



                              BROWN & ROOT, INC.,
                            A DELAWARE CORPORATION
                                      AND
                         HALLIBURTON NUS CORPORATION,
                            A DELAWARE CORPORATION
                            AS THE SELLING ENTITIES








                  DATED AS OF THE 18TH DAY OF OCTOBER, 1997.

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                               TABLE OF CONTENTS


PURCHASE AND SALE AGREEMENT........................................  1

R E C I T A L......................................................  1

ARTICLE I
DEFINITIONS........................................................  1

ARTICLE II
PURCHASE AND SALE..................................................  5
    2.01  SALE AND PURCHASE OF ASSETS..............................  5
          (a)   ASSETS TRANSFERRED.................................  5
                (1)  FIXED ASSETS..................................  5
                (2)  INVENTORY.....................................  6
                (3)  ASSIGNED CONTRACTS............................  6
                (4)  INTELLECTUAL PROPERTY.........................  6
                (5)  BOOKS AND RECORDS.............................  6
                (6)  MOTOR VEHICLES................................  6
                (7)  PERMITS AND LICENSES..........................  6
                (8)  ACCOUNTS RECEIVABLE...........................  6
                (9)  NAME "NUS"....................................  7
          (b)   ASSETS NOT TRANSFERRED.............................  7
                (1)  CASH, CASH EQUIVALENTS AND EMPLOYEE ACCOUNTS
                     RECEIVABLE....................................  7
                (2)  REFUND CLAIMS.................................  7
                (3)  THIRD PARTY CLAIMS............................  7
                (4)  INSURANCE.....................................  7
                (5)  UNRELATED CONFIDENTIAL INFORMATION AND CERTAIN
                     PROCESSES.....................................  7
                (6)  SELLING ENTITIES' MARKS AND PROPRIETARY
                     SYSTEMS AND PROCEDURES........................  7
                (7)  UNRELATED ASSETS..............................  8
                (8)  EXCLUDED PERSONAL PROPERTY....................  8
                (9)  CONTRACTS NOT ASSIGNED........................  8
                (10) RETAINED ACCOUNTS RECEIVABLE..................  8
                (11) AFFILIATE ACCOUNTS............................  8
                (12) SELLING ENTITIES' EMPLOYEE BENEFIT PLANS......  8
                (13) RETAINED PATENTS..............................  8
          (c)   ASSETS FREE OF LIENS...............................  9
    2.02  INSTRUMENTS OF CONVEYANCE AND TRANSFER...................  9
    2.03  NONASSIGNABLE CONTRACTS..................................  9

                                     ii

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ARTICLE III
CLOSING, PURCHASE PRICE,
ASSUMPTION OF LIABILITIES..........................................  9
    3.01  CLOSING..................................................  9
    3.02  CONSIDERATION............................................  9
    3.03  PURCHASE PRICE AND PAYMENT THEREOF....................... 10
          (a)   PURCHASE PRICE AND PAYMENT OF ESTIMATED PURCHASE
                PRICE.............................................. 10
          (b)   DETERMINATION OF PURCHASE PRICE.................... 10
          (c)   ADJUSTMENT AND SETTLEMENT OF PURCHASE PRICE........ 11
          (d)   ALLOCATION OF PURCHASE PRICE....................... 11
          (e)   ACCOUNTING OBJECTIONS.............................. 12
    3.04  ASSUMPTION OF LIABILITIES................................ 12
    3.05  EXCLUDED LIABILITIES..................................... 13
    3.06  COLLECTION AND REPURCHASE OF ACCOUNTS RECEIVABLE......... 13
          (a)   COLLECTION OF THE SELLING ENTITIES' ACCOUNTS
                RECEIVABLE......................................... 13
          (b)   REPURCHASE OF ACCOUNTS RECEIVABLE.................. 14
          (c)   REMEDY FOR UNCOLLECTED RECEIVABLES................. 14

ARTICLE IV
PURCHASER'S REPRESENTATIONS AND WARRANTIES......................... 14
    4.01  ORGANIZATION AND GOOD STANDING........................... 14
    4.02  AUTHORIZATION AND VALIDITY............................... 15
    4.03  NO VIOLATION............................................. 15
    4.04  LITIGATION............................................... 15
    4.05  CONSENTS................................................. 15
    4.06  FINDERS' FEES............................................ 15
    4.07  CONDITION OF ASSETS...................................... 16
    4.08  DISCLOSURE............................................... 16

ARTICLE V
SELLING ENTITIES' REPRESENTATIONS AND WARRANTIES................... 16
    5.01  ORGANIZATION AND GOOD STANDING........................... 16
    5.02  AUTHORIZATION AND VALIDITY............................... 16
    5.03  EMPLOYEE BENEFIT PLANS................................... 17
    5.04  ABSENCE OF CERTAIN CHANGES............................... 17
    5.05  TITLE.................................................... 17
    5.06  COMMITMENTS.............................................. 17
    5.07  INTELLECTUAL PROPERTY.................................... 18
    5.08  NO VIOLATION............................................. 18
    5.09  TAXES.................................................... 18
    5.10  GOVERNMENT APPROVALS..................................... 18
    5.11  LABOR RELATIONS.......................................... 19
    5.12  COMPLIANCE WITH LAWS..................................... 19
    5.13  LITIGATION............................................... 19

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    5.14  EMPLOYEES................................................ 19
    5.15  ASSIGNED CONTRACTS....................................... 20
    5.16  ACCOUNTS RECEIVABLE...................................... 20
    5.17  FINDERS' FEES............................................ 21
    5.18  FINANCIAL STATEMENTS..................................... 21
    5.19  LICENSES AND PERMITS..................................... 21
    5.20  [THIS SECTION INTENTIONALLY OMITTED]..................... 22
    5.21  TRANSACTIONS WITH AFFILIATES............................. 22
    5.22  DISCLOSURE............................................... 22
    5.23  NO OTHER ASSETS NECESSARY TO THE BUSINESS................ 22
    5.24  CONDITION OF ASSETS...................................... 22

ARTICLE VI
PURCHASER'S COVENANTS.............................................. 23
    6.01  RETENTION OF RECORDS, COOPERATION AND ACCESS............. 23
    6.02  TIMELY PAYMENT AND PERFORMANCE OF ASSUMED LIABILITIES.... 23
    6.03  SELLING ENTITIES' NAMES.................................. 23
    6.04  WARRANTY WORK............................................ 24
    6.05  EMPLOYMENT BY PURCHASER.................................. 24
    6.06  NOTICE OF CHANGE......................................... 24
    6.07  HSR FILING............................................... 24
    6.08  INTENDED USE............................................. 25
    6.09  INSURANCE................................................ 25
          (a)   COMPREHENSIVE GENERAL LIABILITY INSURANCE.......... 25
          (b)   FIRE AND EXTENDED COVERAGE INSURANCE............... 25
          (c)   STATUTORY WORKER'S COMPENSATION COVERAGE........... 25
          (d)   EMPLOYER'S LIABILITY INSURANCE..................... 25
    6.10  USE OF LEASED REAL PROPERTY.............................. 26
          (a)   HAZARDOUS MATERIALS................................ 26
    6.11  ENVIRONMENTAL STUDY...................................... 27

ARTICLE VII
SELLING ENTITIES' COVENANTS........................................ 28
    7.01  BUSINESS OPERATIONS...................................... 28
    7.02  ACCESS................................................... 28
    7.03  APPROVALS OF THIRD PARTIES............................... 28
    7.04  EMPLOYEE COMPENSATION AND BENEFIT MATTERS................ 28
    7.05  CONTRACTS................................................ 28
    7.06  CAPITAL ASSETS; PAYMENTS OF LIABILITIES.................. 29
    7.07  MORTGAGES, LIENS......................................... 29
    7.08  NOTICE OF CHANGE......................................... 29
    7.09  HSR FILING............................................... 29
    7.10  NO TRANSACTIONS.......................................... 29
    7.11  NONCOMPETITION........................................... 29
    7.12  ENVIRONMENTAL STUDY...................................... 30

                                       iv

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ARTICLE VIII
PURCHASER'S CONDITIONS PRECEDENT TO CLOSING........................ 30
    8.01  REPRESENTATIONS AND WARRANTIES........................... 30
    8.02  COVENANTS................................................ 30
    8.03  PROCEEDINGS.............................................. 31
    8.04  NO MATERIAL ADVERSE CHANGE............................... 31
    8.05  BILL OF SALE............................................. 31
    8.06  LEASE ASSIGNMENT AGREEMENT............................... 31
    8.07  TRANSITION SERVICES AGREEMENT............................ 31
    8.08  DELIVERY OF OTHER DOCUMENTS.............................. 31
    8.09  CERTIFICATE.............................................. 31

ARTICLE IX
SELLING ENTITIES' CONDITIONS PRECEDENT TO CLOSING.................. 31
    9.01  REPRESENTATIONS AND WARRANTIES........................... 31
    9.02  COVENANTS................................................ 32
    9.03  PROCEEDINGS.............................................. 32
    9.04  PURCHASE PRICE........................................... 32
    9.05  BILL OF SALE............................................. 32
    9.06  LEASE ASSIGNMENT AGREEMENT............................... 32
    9.07  TRANSITION SERVICES AGREEMENT............................ 32
    9.08  DELIVERY OF OTHER DOCUMENTS.............................. 32
    9.09  CERTIFICATE.............................................. 32

ARTICLE X
LIABILITY AND INDEMNIFICATION...................................... 32
    10.01 SELLING ENTITIES' LIABILITY AND INDEMNITY................ 32
    10.02 PURCHASER'S LIABILITY AND INDEMNITY...................... 33
    10.03 BASKET................................................... 33
    10.04 NON-BASKET ITEMS......................................... 33
    10.05 CAP...................................................... 33
    10.06 RESPONSIBILITY FOR BREACH OF AGREEMENT................... 33
    10.07 CONDITIONS OF INDEMNIFICATION............................ 33
    10.08 REMEDIES EXCLUSIVE....................................... 34

ARTICLE XI
MISCELLANEOUS...................................................... 35
    11.01 AMENDMENT................................................ 35
    11.02 ASSIGNMENT............................................... 35
    11.03 NOTICE................................................... 35
    11.04 PRE-CLOSING CONFIDENTIALITY.............................. 36
    11.05 POST-CLOSING CONFIDENTIALITY............................. 36
    11.06 ENTIRE AGREEMENT......................................... 36
    11.07 COSTS, EXPENSES AND LEGAL FEES........................... 36
    11.08 SEVERABILITY............................................. 37

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    11.09 WAIVER................................................... 37
    11.10 GOVERNING LAW............................................ 37
    11.11 CONSENT TO JURISDICTION AND SERVICE OF PROCESS........... 37
    11.12 CAPTIONS................................................. 37
    11.13 COUNTERPARTS............................................. 37
    11.14 ADDITIONAL AGREEMENTS.................................... 37
    11.15 BULK SALES COMPLIANCE.................................... 38
    11.16 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.... 38
    11.17 RISK OF LOSS............................................. 38
    11.18 PARENT GUARANTY.......................................... 38

ARTICLE XII
TERMINATION........................................................ 39
    12.01 TERMINATION RIGHTS....................................... 39
    12.02 PERFORMANCE EXCUSED...................................... 39
    12.03 CONTINUING OBLIGATIONS................................... 40

Exhibit A - BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT
Exhibit B - CONFIDENTIALITY AGREEMENT
Exhibit C - LEASE ASSIGNMENT AGREEMENT
Exhibit D - FINAL CLOSING BALANCE SHEET FORMAT
Exhibit E - ADJUSTED JUNE BALANCE SHEET
Exhibit F - FINANCIAL STATEMENTS
Exhibit G - TRANSITION SERVICES AGREEMENT

                          PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT, dated as of October 18, 1997, ("AGREEMENT") is by and between Brown & Root, Inc., a Delaware corporation ("SELLER"), Halliburton NUS Corporation, a Delaware corporation ("SELLER'S AFFILIATE"), and NUS Acquisition Corp., a Delaware corporation ("PURCHASER") and Tetra Tech, Inc. ("PARENT").

                                 R E C I T A L

     WHEREAS, Seller and Seller's Affiliate (sometimes referred to collectively as the "Selling Entities") desire to sell, and Purchaser desires to purchase, as an ongoing concern, the assets owned by the Selling Entities or which the Selling Entities have a legal right to use and which are used exclusively by the Selling Entities in connection with their business of providing consulting, engineering and design services with respect to contamination of air, water and soil and environmental remediation services (the "BUSINESS");

     WHEREAS, Parent is executing this Agreement to guaranty the obligations of Purchaser pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     As used herein, the following definitions apply:

     "AA" shall mean Arthur Andersen LLP.

     "ACCOUNTING OBJECTIONS" shall have the meaning set forth in Section
     3.03(e).

     "ADJUSTED JUNE BALANCE SHEET" shall have the meaning set forth in Section 3.03(b)(i).

     "ADJUSTMENT" shall have the meaning set forth in Section 3.03(c).

     "AFFILIATE" shall, with respect to any Person, mean any other Person that controls, is controlled by or is under common control with the former.

     "AFFILIATE ACCOUNTS" shall have the meaning set forth in Section
     2.01(b)(11).

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     "AGREEMENT" shall have the meaning set forth in the first paragraph of this document.

     "ASSETS" shall have the meaning set forth in Section 2.01(a).

     "ASSIGNED CONTRACTS" shall have the meaning set forth in Section
     2.01(a)(3).

     "ASSUMED LIABILITIES" shall have the meaning set forth in Section 3.04.

     "BASKET" shall have the meaning set forth in Section 10.03.

     "BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean the Bill of Sale, Assignment and Assumption Agreement in substantially the form of EXHIBIT A hereto.

     "BUSINESS" shall have the meaning set forth in the Recital above.

     "CERCLA" shall have the meaning set forth in Section 6.10(a)(i)(2).

     "CESQG" shall mean a conditionally exempt  small quantity generator.

     "CLOSING" and "CLOSING DATE" shall have the meanings set forth in Section 3.01.

     "CLOSING DATE RECEIVABLES" shall have the meaning set forth in Section 3.06(a).

     "CLOSING NET ASSETS" shall have the meaning set forth in Section
     3.03(b)(i).

     "CODE" shall have the meaning set forth in Section 3.03(d).

     "COLLECTION PERIOD" shall have the meaning set forth in Section 3.06(a).

     "CONFIDENTIALITY AGREEMENT" shall mean the Confidentiality Agreement referred to in Section 11.04 and attached hereto as EXHIBIT B.

     "CUSTOMER" shall have the meaning set forth in Section 3.06(a).

     "DAMAGES" shall have the meaning set forth in Section 10.01.

     "DT" shall mean Deloitte & Touche L.L.P.

     "EMPLOYEE BENEFIT PLANS" shall mean all employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and all other profit sharing, deferred compensation, bonus, stock option, stock purchase, stock bonus, vacation pay, holiday pay, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, medical, life or other insurance, supplemental

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     unemployment and other compensation or employee benefit plans, programs, agreements or arrangements, whether funded or unfunded, maintained or contributed to by the Selling Entities or any Affiliate of the Selling Entities for the benefit of its employees (or former employees) and/or their beneficiaries.

     "EMPLOYEES" shall have the meaning set forth in Section 6.05.

     "ESTIMATED PURCHASE PRICE" shall have the meaning set forth in Section
     3.03 (a).

     "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.01(b).

     "EXCLUDED LIABILITIES" shall have the meaning set forth in Section 3.05.

     "FTSCA" shall have the meaning set forth in Section 6.10(a)(i)(4).

     "FINAL CLOSING BALANCE SHEET" shall have the meaning set forth in Section 3.03(b)(i).

     "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.18.

     "FIXED ASSETS" shall have the meaning set forth in Section 2.01(a)(1).

     "GAAP" shall have the meaning set forth in Section 3.03 (b)(i).

     "HAZARDOUS MATERIALS" shall have the meaning set forth in Section
     6.10(a)(i).

     "HAZARDOUS MATERIALS CONTAMINATION" shall have the meaning set forth in
     Section 6.10(a)(ii).

     "HSR ACT" shall have the meaning set forth in Section 6.07.

     "INDEMNIFIED PARTY" shall have the meaning set forth in Section 10.07.

     "INDEMNIFYING PARTY" shall have the meaning set forth in Section 10.07.

     "INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 2.01(a)(4).

     "INVENTORY" shall have the meaning set forth in Section 2.01(a)(2).

     "JUNE 30 NET ASSETS" shall have the meaning set forth in Section
     3.03(b)(i).

     "LAWS" shall mean all laws, and the rules and regulations promulgated thereunder, of any jurisdiction applicable to the Business.

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     "LEASE ASSIGNMENT AGREEMENT" shall mean the Lease Assignment Agreement in substantially the form of EXHIBIT  C hereto.

     "LEASED REAL PROPERTY" shall mean the real property leased by the Selling Entities, as described in Schedule 2.01(a)(3) of the Selling Entities' Disclosure Letter, to be assigned to the Purchaser.

     "PARENT" shall mean Tetra Tech, Inc., a Delaware corporation.

          "PERMITTED LIENS" shall mean (i) taxes not yet due and payable, (ii) contractual and statutory liens of landlords, warehouses, mechanics and materialmen and other like liens which secure bills for services or materials not yet due and payable and which arose in the ordinary course of business, (iii) other encumbrances, easements, and defects or irregularities in title which do not, individually or in the aggregate, materially detract from the value or interfere with the use of the properties affected thereby, as presently used, and (iv) those liens described in Schedule 1 of the Selling Entities' Disclosure Letter.

     "PERSON" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other from of business or professional entity, but shall not include a governmental entity.

     "PRELIMINARY CLOSING BALANCE SHEET" shall have the meaning set forth in
     Section 3.03(b)(ii).

     "PURCHASER" shall mean NUS Acquisition Corp., a  Delaware corporation.

     "PURCHASE PRICE" shall have the meaning set forth in Section 3.03(a).

     "PURCHASER'S DISCLOSURE LETTER" shall mean a letter of even date herewith delivered by the Purchaser to the Selling Entities with the execution of this Agreement, which, among other things, shall identify exceptions to the Purchaser's representations and warranties contained in Article IV.

     "RCRA" shall have the meaning set forth in Section 6.10(a)(i)(1).

     "REMEDIAL WORK" shall have the meaning set forth in Section 6.10(a)(iii).

     "RETAINED ACCOUNTS RECEIVABLE" shall have the meaning set forth in Section 2.01(b)(10).

     "REVIEW PERIOD" shall have the meaning set forth in Section 3.03(b)(ii).

     "SELLER" shall mean Brown & Root, Inc., a Delaware corporation.

     "SELLER'S AFFILIATE" shall mean Halliburton NUS Corporation, a Delaware corporation.

     "SELLING ENTITIES" shall mean Brown & Root, Inc. and Halliburton NUS Corporation.

     "SELLING ENTITIES' DISCLOSURE LETTER" shall mean a letter of even date herewith delivered by the Selling Entities to the Purchaser with the execution of this Agreement, which, among other things, shall identify (i) the Assets transferred by the Selling Entities, (ii) the Excluded Assets retained by the Selling Entities, and (iii) the exceptions to the Selling Entities' representations and warranties contained in Article V.

     "SELLING ENTITIES' EMPLOYEE BENEFIT PLANS" shall have the meaning set forth in Section 2.01(b)(13).

     "SELLING ENTITIES' MARKS" shall have the meaning set forth in Section 2.01(b)(6).

     "TRANSITION SERVICES AGREEMENT" shall mean the Transition Services Agreement in the form of Exhibit G hereto.

     "UNCOLLECTED RECEIVABLES" shall have the meaning set forth in Section 3.06(b).

     "WARRANTY WORK" shall have the meaning set forth in Section 6.04.


                                  ARTICLE II
                               PURCHASE AND SALE

     2.01 SALE AND PURCHASE OF ASSETS.

          (a) ASSETS TRANSFERRED. Subject to and upon the terms and conditions contained herein, at the Closing, the Selling Entities shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase, accept and acquire from the Selling Entities, all of the Selling Entities' right, title and interest in and to the properties, assets and rights of every kind and description whether personal, tangible or mixed, whether accrued, contingent or otherwise exclusively related to or exclusively used or held for use in connection with the Business (other than Excluded Assets), including all assets that may have been acquired by the Selling Entities for use exclusively in connection with the Business between the date hereof and the Closing Date (collectively and individually, the "ASSETS"), except for any such assets which may be disposed of, or sold or consumed since the date hereof in the ordinary course of business. The Assets shall include, without limitation, all of those items in the following categories used exclusively in connection with the Business, but shall not include the Excluded Assets:

                    (1) FIXED ASSETS. All tangible personal property, including, without limitation, fixtures, machinery, equipment, tools and supplies listed in Schedule 2.01(a)(1) of the Selling Entities' Disclosure Letter (the "FIXED ASSETS").

                    (2) INVENTORY. All inventory of spare parts, replacements, component parts and supplies the latest available lists of which are set forth in Schedule 2.01(a)(2) of the Selling Entities' Disclosure Letter (the "INVENTORY").

                    (3) ASSIGNED CONTRACTS. All rights under the contracts, agreements, leases, sales orders, purchase orders, and other arrangements and commitments listed in Schedule 2.01(a)(3) of the Selling Entities' Disclosure Letter ("ASSIGNED CONTRACTS"), except for such contracts, agreements, leases, sales orders, purchase orders and other arrangements and commitments which are not assignable and except for those contracts, agreements and commitments which are listed in Schedule 2.01(b)(9) of the Selling Entities' Disclosure Letter as Excluded Assets.

                    (4) INTELLECTUAL PROPERTY. All of the Selling Entities' right, title and interest in and to, including licenses held by the Selling Entities under which the Selling Entities have the right to use or sublicense, all foreign and domestic patents, patent applications, trademarks and service marks (common law and registered), all trademark and service mark applications, trade names, copyrights, copyright registrations, copyright applications, proprietary and technical information, trade secrets, processes and know-how, including, without limitation, all engineering drawings, laboratory books, notebooks, and journals and quality control manuals used exclusively in the Business (collectively, "INTELLECTUAL PROPERTY"), except for such Intellectual Property which comes within the description of Excluded Assets.

                    (5) BOOKS AND RECORDS. Originals or copies of all books and records (other than personnel records) and all files, including without limitation, documents, papers, agreements, drawings, designs, plans, methods, engineering and manufacturing specifications, formulas, procedures, computer programs and customer lists which relate exclusively to the Assets or are used primarily in connection with the Assets or the Business, but excluding those related exclusively to the Excluded Assets.

                    (6) MOTOR VEHICLES. All motor vehicles owned by the Selling Entities, listed in Schedule 2.01(a)(6)(i) of the Selling Entities' Disclosure Letter and all motor vehicles leased by the Selling Entities, listed in Schedule 2.01(a)(6)(ii) of the Selling Entities' Disclosure Letter.

                    (7) PERMITS AND LICENSES. All transferable business licenses, permits, and equivalent documents, which relate exclusively to the operations of the Business listed in Schedule 2.01(a)(7) of the Selling Entities' Disclosure Letter.

                    (8) ACCOUNTS RECEIVABLE. All accounts receivable (excluding employee accounts receivable retained by the Selling Entities pursuant to Section 2.01(b)(1) and Retained Accounts Receivable retained by the Selling Entities pursuant to Section 2.01(b)(10)) and all sums due for services performed or equipment provided by the Selling Entities prior to the Closing including unbilled receivables as of the Closing Date.

                    (9) NAME "NUS". Seller's Affiliate's right, title, interest in and use of the name or trade name "NUS" and all goodwill associated with the name, provided that Purchaser may not use the names "Halliburton" and "Brown & Root" in connection therewith or represent any relationship whatsoever with the name "Halliburton" and/or "Brown & Root".

          (b) ASSETS NOT TRANSFERRED. Notwithstanding anything to the contrary contained herein, the following assets and properties of the Selling Entities, none of which are reflected on the Adjusted June Balance Sheet, are specifically excluded from the Assets and shall be retained by the Selling Entities ("EXCLUDED ASSETS"):

                    (1) CASH, CASH EQUIVALENTS AND EMPLOYEE ACCOUNTS RECEIVABLE. All cash on hand and cash equivalents, including, without limitation, bank accounts and temporary cash investments and all accounts receivable due from any employees of the Selling Entities.

                    (2) REFUND CLAIMS. All claims of the Selling Entities for refunds of taxes and other governmental charges for periods ending on or prior to the Closing Date and the benefit, if any, of net operating loss carry-forwards or carry-backs of the Selling Entities.

                    (3) THIRD PARTY CLAIMS. All claims or rights of the Selling Entities, if any, against third parties based on facts or events occurring prior to the Closing Date and which are not reflected on the Final Closing Balance Sheet.

                    (4) INSURANCE. All insurance policies and rights thereunder, including rights to any cancellation value on the Closing Date.

                    (5) UNRELATED CONFIDENTIAL INFORMATION AND CERTAIN PROCESSES. All proprietary or confidential business or technical information, intellectual property, records and policies which relate to the Selling Entities or their other lines of business and are not used exclusively in the Business; and those items listed in Schedule 2.01(b)(5) of the Selling Entities' Disclosure Letter.

                    (6) SELLING ENTITIES' MARKS AND PROPRIETARY SYSTEMS AND PROCEDURES. Other than as specifically provided in Section 2.01(a)(9), all marks of the Selling Entities or the Selling Entities' Affiliates, including, without limitation, any and all trademarks or service marks, trade names, slogans or other like property relating to or including the names Halliburton Company, Brown & Root, Inc. or

          Halliburton NUS Corporation; the marks Halliburton, Brown & Root, Brown & Root Environmental, Halliburton NUS Corporation, HNUS, Halliburton NUS or Halliburton NUS Environmental Corporation, or any derivatives or variations thereof; the Halliburton Company, Brown & Root, Inc. or Halliburton NUS Corporation logos, or any derivatives thereof ("SELLING ENTITIES' MARKS"), and the Selling Entities' proprietary computer programs or other software not used exclusively in the Business.

                    (7) UNRELATED ASSETS. All assets of the Selling Entities not exclusively used in connection with the Business, including, without limitation, assets used by the Selling Entities primarily in their other businesses, whether or not used for the benefit of the Business and those assets listed in Schedule 2.01(b)(7) of the Selling Entities' Disclosure Letter.

                    (8) EXCLUDED PERSONAL PROPERTY. The tangible personal property, equipment, vehicles and inventory listed in Schedule 2.01(b)(8) of the Selling Entities' Disclosure Letter.

                    (9) CONTRACTS NOT ASSIGNED. Those agreements, commitments and other contracts listed in Schedule 2.01(b)(9) of the Selling Entities' Disclosure Letter.

                    (10) RETAINED ACCOUNTS RECEIVABLE. Underground storage tank accounts receivable, including those listed on Schedule 2.01(b)(10) of the Selling Entities' Disclosure Letter, government rate adjustment accounts receivable, accounts receivable which have been written off the books of the Selling Entities and all other accounts receivable retained by the Selling Entities, and any mortgages, deeds of trust, mechanics and materialmen liens, security interests, pledges, and any other lien or charge of any type in favor of the Selling Entities and securing the payment of such accounts receivable, all of which are listed in Schedule 2.01(b)(10) of the Selling Entities' Disclosure Letter ("RETAINED ACCOUNTS RECEIVABLE").

                    (11) AFFILIATE ACCOUNTS. All intercompany accounts among Seller, Seller's Affiliate and their Affiliates.

                    (12) SELLING ENTITIES' EMPLOYEE BENEFIT PLANS.   All assets
          related to any Employer Benefit Plans relating to the Selling Entities or their employees (the "SELLING ENTITIES' EMPLOYEE BENEFIT PLANS").

                    (13) RETAINED PATENTS. The Patents described in Schedule 2.01(b)(13) of the Selling Entities' Disclosure Letter.

          (c) ASSETS FREE OF LIENS. Except as otherwise specifically provided in this Agreement and except for Permitted Liens, all of the Assets to be transferred hereunder shall be transferred free and clear of all liens, claims, encumbrances, restrictions or rights of others of every kind and description, including, without limitation, tax liens.

     2.02 INSTRUMENTS OF CONVEYANCE AND TRANSFER. At the Closing, the Selling Entities shall execute and deliver to Purchaser as appropriate (a) a Bill of Sale, Assignment and Assumption Agreement transferring to Purchaser the properties and assets to be acquired by it under the terms of this Agreement in substantially the form of EXHIBIT A annexed hereto, (b) a Lease Assignment Agreement assigning the real property leased by the Selling Entities in conjunction with the Business to Purchaser in substantially the form of EXHIBIT C annexed hereto, and (c) such other bills of sale, instruments of assignment, certificates of title, registrations, licenses and other documents as may be reasonably necessary or appropriate to vest in Purchaser good title to the Assets or to carry out the transactions contemplated by this Agreement. The Selling Entities shall assist Purchaser as reasonably required after the Closing to register and record with appropriate governmental authorities the conveyance and transfer documents.

     2.03 NONASSIGNABLE CONTRACTS. Nothing in this Agreement shall be construed as an attempt or agreement to assign any contract or claim as to which a required third party consent to assignment (including, without limitation, any prime contract with a United States governmental entity) cannot be obtained. If, however, following the Closing, there is any contract, agreement, license, lease, sales order, purchase order or other commitment which would have constituted an Assigned Contract had the required consent been obtained, or any claim for which consent to the assignment thereof cannot be obtained, the Selling Entities and Purchaser agree to take such action, to the extent permitted by applicable law, as may be necessary in order for Purchaser to obtain the benefit and/or assume the obligations thereunder, including the Selling Entities designating Purchaser as the Selling Entities' subcontractor or agent for purposes of performing such contracts and the Selling Entities collecting monies due under such contracts and paying the same promptly over to Purchaser.

                                  ARTICLE III
                           CLOSING, PURCHASE PRICE,
                           ASSUMPTION OF LIABILITIES

     3.01 CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") shall take place on the business day next following the day the last of the conditions precedent contained in Articles VIII and IX shall have been satisfied or waived. The day on which the Closing actually takes place is herein sometimes referred to as the "CLOSING DATE". The Closing shall take place in the offices of Seller, 4100 Clinton Drive, Building #1, Houston, Texas, and shall be deemed to be effective at the close of business on the Closing Date.

     3.02 CONSIDERATION. Upon the terms and subject to the conditions set forth in this Agreement and in exchange and consideration for the Assets and other consideration set forth in this Agreement, Purchaser shall:

          (a) On and as of the Closing Date, pay to Seller the "Estimated Purchase Price" in accordance with, and to the extent provided in, Section 3.03; and

          (b) Assume as of the Closing Date those certain debts, liabilities, and obligations of the Selling Entities in respect of the Business specified in
Section 3.04 (as limited by Section 3.05) in accordance with, and to the extent provided in, Section 3.04.

     3.03 PURCHASE PRICE AND PAYMENT THEREOF.

          (a) PURCHASE PRICE AND PAYMENT OF ESTIMATED PURCHASE PRICE. Purchaser shall on the Closing Date, pay by wire transfer of immediately available United States funds, to the account of Halliburton Delaware, Inc. at Citibank N.A., 399 Park Avenue, New York, NY 10043, Account No. 40715617, ABA Routing No. 012000089 for the benefit of Brown & Root, Inc. and Halliburton NUS Corporation, $31,700,000 (the "ESTIMATED PURCHASE PRICE") which amount represents the parties' current estimate of the Purchase Price.

          The purchase price for the Assets and the Business shall be the Estimated Purchase Price, subject to adjustment, dollar for dollar, in accordance with Section 3.03(c) (the "PURCHASE PRICE").

          (b)  DETERMINATION OF PURCHASE PRICE.

                    (i) For purposes of this Agreement, (1) the "FINAL CLOSING BALANCE SHEET" shall mean a statement of Assets and Assumed Liabilities as of the Closing Date prepared in accordance with
          Section 3.03(b)(i) and in the format set forth on EXHIBIT D, (2) the "ADJUSTED JUNE BALANCE SHEET" shall mean a statement of Assets and Assumed Liabilities as of June 30, 1997, which is attached as EXHIBIT E, (3) the "CLOSING NET ASSETS" shall mean the total of Assets less Assumed Liabilities as of the Closing Date, as set forth on the Final Closing Balance Sheet, and (4) the "JUNE 30 NET ASSETS" shall mean the total of Assets less Assumed Liabilities, as of June 30, 1997, as set forth on the Adjusted June Balance Sheet.

                    The Final Closing Balance Sheet shall be prepared from the books and records of the Business kept in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis. The Final Closing Balance Sheet will be prepared on a basis consistent with that used in the preparation of the Adjusted June Balance Sheet, except that (a) all intangible Assets shall, except those having a value reflected on the Adjusted June Balance Sheet, be valued at zero, and (b) the Final Closing Balance Sheet shall not reflect any Excluded Assets or any Excluded Liabilities.

                    (ii) Within thirty (30) days following the Closing Date, Seller, with the assistance and cooperation of Purchaser, shall prepare and deliver to Purchaser a statement of Assets and Assumed Liabilities as of the Closing Date (the "PRELIMINARY CLOSING BALANCE SHEET"), prepared as provided in paragraph (i) above and a Statement of Operations as of the Closing Date, prepared consistent with the Statements of Operations described in
          Section 5.18(b).  Purchaser shall have ten (10) days
          following its receipt of the Preliminary Closing Balance
          Sheet (the "REVIEW PERIOD"), to review the same for compliance with paragraph (i) above. On or before the expiration of the Review Period, Purchaser shall deliver to Seller a written statement accepting or objecting to the Preliminary Closing Balance Sheet. In the event that Purchaser shall object to the Preliminary Closing Balance
          Sheet, such statement shall include a detailed itemization of Purchaser's objections and its reasons therefor. Objections, if any, shall be limited to transactions occurring subsequent to June 30, 1997. If no such statement is delivered by Purchaser to Seller within the Review Period, Purchaser shall be deemed to have accepted the Preliminary Closing Balance Sheet.

                    (iii) In the event that Purchaser shall accept or shall be deemed to have accepted the Preliminary Closing Balance sheet as prepared and delivered by Seller, the Preliminary Closing Balance Sheet shall constitute the Final Closing Balance Sheet for purposes of determining any adjustment to the Estimated Purchase Price. In the event, however, that Purchaser shall object to the Preliminary Closing Balance Sheet within the Review Period, Purchaser and Seller shall promptly meet and in good faith attempt to resolve such objections. Any such objections which cannot be resolved between Purchaser and Seller within thirty (30) days following Seller's receipt of Purchaser's statement of objections shall be resolved in accordance with the procedures set forth in Section 3.02(e). The Preliminary Closing Balance Sheet, as adjusted to reflect the adjustments agreed upon by the parties or determined in accordance with Section 3.02(e), shall constitute the Final Closing Balance Sheet for purposes of determining any adjustment to the Estimated Purchase Price.

          (c) ADJUSTMENT AND SETTLEMENT OF PURCHASE PRICE. In the event that the amount of the Closing Net Assets as finally determined is greater or less than the amount of the June 30 Net Assets, such excess or deficiency, as the case may be, shall be referred to as the "ADJUSTMENT." On the third business day following the date upon which the Final Closing Balance Sheet as provided for in Section 3.03(b)(iii) is determined, Purchaser shall pay to Seller (if the Closing Net Assets are greater than the June 30 Net Assets), or Seller shall pay to Purchaser (if the June 30 Net Assets are greater than the Closing Net Assets), the amount of the Adjustment. Payment of the Adjustment shall be made by wire transfer of immediately available United States funds.

          (d) ALLOCATION OF PURCHASE PRICE. The consideration given by Purchaser under this Agreement (including without limitation the payment of the Purchase Price and the assumption of the Assumed Liabilities) shall be allocated among the Assets in accordance with section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations under the Code.

A schedule setting forth such proposed allocations shall be prepared by Purchaser and delivered to the Selling Entities within one hundred twenty (120) days following the Closing Date. The determination of the amount of consideration paid by Purchaser, including the Assumed Liabilities, and its allocation as set forth on such schedule shall be reasonably determined by Purchaser and shall be reasonably satisfactory to the Selling Entities. Purchaser and the Selling Entities agree to make such allocation in filing their respective tax returns or declarations for applicable United States income tax purposes.

          (e) ACCOUNTING OBJECTIONS. Should the Selling Entities and Purchaser not be able to resolve such objections as may be raised with respect to the Preliminary Closing Balance Sheet, the Final Closing Balance Sheet or adjustments to the Estimated Purchase Price (collectively, the "ACCOUNTING OBJECTIONS"), the Accounting Objections shall be submitted to a binding arbitration to be conducted by AA which shall represent Seller and the independent public accounting firm of DT which shall represent Purchaser. Should AA and DT be unable to agree on the resolution of the Accounting Objections, after negotiating in good faith for a period of thirty (30) days, the same shall be submitted to Ernst & Young LLP for a binding resolution. The Selling Entities and Purchaser shall be responsible for the fees of their respective accounting firms. The fees of the third accounting firm, if one is required, shall be borne equally by the Selling Entities and Purchaser.

     3.04 ASSUMPTION OF LIABILITIES. Purchaser shall assume as of the Closing Date and agrees to pay, honor and discharge in accordance with the terms thereof all of the Assumed Liabilities. The term "ASSUMED LIABILITIES" shall mean only the following liabilities and obligations relating to the Business or the Assets:

          (a) Any and all liabilities, obligations and commitments relating to the Business which arise out of, or relate to (i) events or occurrences after the Closing Date, including, without limitation, any violation of any applicable federal, state, provincial or local environmental Laws or regulations, or (ii) the Assigned Contracts, but in any case, not including any liability for any breach thereof occurring prior to the Closing Date;

          (b) Any and all taxes which may be applicable to the Business or the Assets arising from events or occurrences after the Closing Date, including without limitation, sales, use or transfer taxes resulting from the sale of the Assets to Purchaser;

          (c) Any and all liabilities, obligations and commitments specifically undertaken by Purchaser pursuant to the other terms of this Agreement;

          (d) Any and all liabilities included on the Final Closing Balance Sheet, including, without limitation, all accounts payable. Pending determination of the Final Closing Balance Sheet, the Selling Entities shall furnish to Purchaser at Closing the latest available listing of liabilities of the Business which constitute Assumed Liabilities;

          (e) All risks associated with the use of any equipment purchased hereunder as part of the Assets, including liability to any third party, for any injury or damage to persons or property and any damage to the equipment itself, arising after the Closing Date, due to any condition of, defect in or design of the equipment, latent or otherwise, whether now existing or hereafter occurring; and

          (f) Set forth on Schedule 3.04(f) of the Selling Entities' Disclosure Letter are the Performance Bonds outstanding as of May 21, 1997. At the Closing, Selling Entities will deliver to Purchaser an updated schedule of Performance Bonds. From and after the Closing Date, Purchaser shall use its best efforts to put bonding facilities in place so as to allow the termination of the Performance Bonds, and in all events such bonding facilities shall be put in place within ninety (90) days after the Closing Date. Purchaser shall indemnify and hold harmless Selling Entities and their Affiliates from and against any liability resulting from, or obligations incurred under the Performance Bonds after the Closing Date. Purchaser shall pay Selling Entities for the cost of the Performance Bonds attributed to the period after Closing for which such Performance Bonds remain in force. Such payment shall be made at the time of the payment of the Adjustment referred to in Section 3.03(c).

     3.05 EXCLUDED LIABILITIES. Purchaser shall not assume and shall not be responsible for any liabilities, obligations or commitments of the Selling Entities relating to or arising out of the operation of the Business prior to the Closing Date (the "EXCLUDED LIABILITIES") other than the Assumed Liabilities.

     3.06 COLLECTION AND REPURCHASE OF ACCOUNTS RECEIVABLE.

          (a) COLLECTION OF THE SELLING ENTITIES' ACCOUNTS RECEIVABLE. On the Closing Date, the Selling Entities shall deliver to Purchaser the most recent listings available of invoices and the unpaid amount of each, unbilled receivable amounts by customer (showing the contract, type of charge and period covered), the invoices and amounts which comprise unearned revenue, and other items making up the total accounts receivable of the Business. Contemporaneously with the delivery of the Preliminary Closing Balance Sheet, the Selling Entities shall deliver to Purchaser listings of such items updated through the Closing Date. During the ninety (90) day period following the Closing (the "COLLECTION PERIOD"), Purchaser shall use normal collection procedures (but in no event shall Purchaser be obligated to file or perfect any liens or file or prosecute any suit as part of its collection effort) to collect all invoice amounts, notes and drafts receivable, and unbilled receivable amounts and other receivable items in respect of the Business as of the Closing Date which are included in the Final Closing Balance Sheet (the "CLOSING DATE RECEIVABLES"). Any payments received by Purchaser from any person who is the account debtor on any of the Closing Date Receivables (a "CUSTOMER") shall be applied as specified by the Customer, unless (i) it is uncertain which invoice is being paid, or (ii) part of the invoice covers unbilled receivables. In either such case, payments shall be applied in the order of the oldest invoice or unbilled receivable first, unless Purchaser or the Selling Entities shall have received notice of a bona fide dispute with respect to such account. Each of the Selling Entities shall promptly remit to Purchaser any payments which it may receive in respect of any of the Closing Date Receivables.

Each of the Selling Entities grants to Purchaser the authority, coupled with an interest, to receive, endorse, cash, deposit, and receipt for any checks, drafts, documents and instruments evidencing Closing Date Receivables which are in the name of any of the Selling Entities. Purchaser shall make and keep detailed records of amounts collected in respect of the Closing Date Receivables until such time as any Uncollected Receivables are assigned to the Selling Entities pursuant to paragraph (b) below, and shall make such records available for review by the Selling Entities when a statement of Uncollected Receivables is delivered to the Selling Entities.

          (b) REPURCHASE OF ACCOUNTS RECEIVABLE. Promptly following the expiration of the Collection Period (but not earlier than ten (10) days following determination of the Final Closing Balance Sheet), Purchaser shall deliver to the Selling Entities a statement setting forth (i) a list and description of the Closing Date Receivables (excluding any notes or accounts receivable that have been paid down in accordance with their terms) that were not collected during the Collection Period (the "UNCOLLECTED RECEIVABLES"), and
(ii) a schedule setting forth the calculation of the aggregate amount of Uncollected Receivables, LESS credit balances, unearned revenue and the reserve for uncollectible accounts, if any, included in the Final Closing Balance Sheet. Within ten (10) business days following the Selling Entities' receipt of such statement, the Selling Entities shall pay to Purchaser, by wire transfer of immediately available funds, the amount of such statement, and upon receipt of such payment, Purchaser shall assign without recourse the Uncollected Receivables to the Selling Entities. If Purchaser does not provide the Selling Entities with a list and description of Uncollected Receivables within thirty
(30) days after expiration of the Collection Period, Purchaser may not demand that the Selling Entities repurchase the Uncollected Receivables or otherwise hold the Selling Entities responsible for nonpayment thereof and Purchaser shall have no other remedy against the Selling Entities with respect to the Uncollected Receivables. Purchaser shall promptly remit to the Selling Entities any payment it may receive in respect of Uncollected Receivables which have been assigned to the Selling Entities.

          (c) REMEDY FOR UNCOLLECTED RECEIVABLES. The provisions of Article X notwithstanding, the Selling Entities' obligation for such Uncollected Receivables shall be satisfied by making the payment provided for in Section 3.06(b) above, and no other remedy shall be available with respect to such Uncollected Receivables.


                                  ARTICLE IV
                  PURCHASER'S REPRESENTATIONS AND WARRANTIES

     Purchaser represents and warrants that the following are true and correct as of the date of this Agreement:

     4.01 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and licensed to do business as a foreign corporation and is in good standing in the jurisdictions in which it conducts its business. On the Closing Date, Purchaser will be duly qualified and licensed to conduct the Business and will be in good standing in each jurisdiction in which the Assets are located and the Business is conducted. Purchaser has all requisite corporate power and authority to acquire, own, lease and operate the Assets and the Business, to perform its obligations hereunder and to execute and deliver this Agreement.

     4.02 AUTHORIZATION AND VALIDITY. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditor's rights generally.

     4.03 NO VIOLATION. Neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in a violation or breach of the charter or bylaws of Purchaser or any agreement or other instrument under which Purchaser is bound or to which any assets of Purchaser are subject, or (b) violate any applicable law or regulation or any judgment or order of any court or governmental agency or any indenture, agreement or other instrument to which Purchaser is a party or by which Purchaser or its properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to, any such indenture, agreement or other instrument, excluding from the foregoing clauses (a) and (b) violations, conflicts, breaches, defaults or creations of liens, charges or encumbrances which would not, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of Purchaser, or on the ability of Purchaser to consummate the transactions contemplated hereby. Purchaser has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements and reports.

     4.04 LITIGATION. There is no legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in process, pending or in effect, or to the knowledge of Purchaser, threatened against or relating to Purchaser in connection with or relating to the transactions contemplated by this Agreement, and Purchaser does not know nor have any reason to be aware of any basis for the same.

     4.05 CONSENTS. Except as set forth in Schedule 4.05 of the Purchaser's Disclosure Letter, no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement on the part of Purchaser.

     4.06 FINDERS' FEES. Except as set forth in Schedule 4.06 of the Purchaser's Disclosure Letter, Purchaser has made no agreement with any person or entity nor taken any action which would cause any person or entity to become entitled to agents', brokers', investment bankers' or finders' fees in connection with the transactions contemplated hereby.

     4.07 CONDITION OF ASSETS.     PURCHASER HAS CAREFULLY INSPECTED THE ASSETS
AND KNOWINGLY AND VOLUNTARILY ACCEPTS THE ASSETS "AS IS" AND "WHERE IS", WITH NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, HAVING BEEN MADE BY OR ON BEHALF OF THE SELLING ENTITIES WITH RESPECT TO THE PRESENT CONDITION OF THE ASSETS OR THE PRESENT OR FUTURE SUITABILITY THEREOF FOR ANY INTENDED USE BY PURCHASER. PURCHASER HAS HAD AN OPPORTUNITY PRIOR TO EXECUTION HEREOF TO UNDERTAKE SUCH INVESTIGATIONS OF THE ASSETS AS IT DEEMED NECESSARY OR APPROPRIATE AND TO EXAMINE AND REVIEW SUCH RECORDS, DOCUMENTS, REPORTS AND OTHER INFORMATION OF THE SELLING ENTITIES WITH RESPECT THERETO AS IT DEEMED RELEVANT TO THE CONSUMMATION OF THIS AGREEMENT, EXCEPT THAT NO SUCH INVESTIGATION OR EXAMINATION SHALL CONSTITUTE A WAIVER BY PURCHASER OF ITS RIGHT TO RELY ON THE TERMS AND CONDITIONS OF THIS AGREEMENT.

     4.08 DISCLOSURE. The statements contained in this Agreement, in the Purchaser's Disclosure Letter, and in any other written documents or schedules attached hereto prepared and delivered by or on behalf of the Purchaser pursuant to the terms hereof, are true and correct in all material respects, and such statements, documents or schedules do not omit any material fact required by the terms hereof or thereof to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE V
               SELLING ENTITIES' REPRESENTATIONS AND WARRANTIES
                                       .
     The Selling Entities represent and warrant that the following are true and correct as of the date of this Agreement:

     5.01 ORGANIZATION AND GOOD STANDING. Each of the Selling Entities is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, with all requisite power and authority to carry on the Business as it is now conducted and to own and operate the Assets and the Business as and in the places where the Business is now conducted and such Assets are now owned, located or operated. Each of the Selling Entities is duly qualified and licensed to do business and is in good standing in each jurisdiction where the nature of the Business makes such qualification necessary. Each such jurisdiction is listed in Schedule 5.01 of the Selling Entities' Disclosure Letter.

     5.02 AUTHORIZATION AND VALIDITY. The execution, delivery and performance of this Agreement by the Selling Entities, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Selling Entities. This Agreement has been duly executed and delivered by the Selling Entities and constitutes the legal, valid and binding obligation of the Selling Entities, enforceable against them in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditor's rights generally.

     5.03 EMPLOYEE BENEFIT PLANS. As a result of the sale of Assets and Business or any related transaction contemplated herein, including but not limited to the employment by the Purchaser of the Selling Entities' active employees working for the Business on the Closing Date, as contemplated at
Section 6.05, Purchaser will not incur any liability with respect to either the Employee Benefit Plans previously maintained, now maintained, or at any time in the future maintained by either of the Selling Entities or by any Affiliate of the Selling Entities, including but not limited to, liability with respect to funding obligations to or with respect to any Employee Benefit Plans, liability to or with respect to any benefit plan which is a 'multi-employer plan', as defined at Section 3(37) of the Employee Retirement Income Security Act of 1975 ("ERISA"), liability to or with respect to any Employee Benefit Plan described at Section 4063(a) of ERISA, or any liability to or with respect to Employee Benefit Plans subject to Title IV of ERISA.

     5.04 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 5.04 of the Selling Entities' Disclosure Letter, since June 30, 1997, (i) there has been no material adverse change in the financial condition of the Business, Assets, results of operations of the Business, or the Business taken as a whole and (ii) there have been no dispositions or acquisitions of capital assets over $10,000, except in the ordinary course of the Business.

     5.05 TITLE.

          (a) Except as set forth in Schedule 5.05 of the Selling Entities' Disclosure Letter and except for Permitted Liens, the Selling Entities own good and marketable title to, or have a valid leasehold interest in or hold a valid right under contract or agreement to use all Assets and such property is owned, leased or so held free and clear of any and all liens, claims and encumbrances.

          (b) The name "NUS" is not a registered name or mark. THE SELLING ENTITIES MAKE NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO TITLE TO, OR ANY OTHER RIGHTS TO, THE NAME OR TRADE NAME "NUS." Furthermore, Seller's Affiliate has made prior assignments with respect to use of the name "NUS" in conjunction with the sale of its energy business and its training business.

          (c) Except for the Excluded Assets, the Assets constitute all of the assets and properties used exclusively by the Selling Entities in the Business as conducted on the date of this Agreement.

          5.06 COMMITMENTS.

          (a) Except as set forth in Schedule 5.06(a) of the Selling Entities' Disclosure Letter, the Selling Entities have not entered into, nor are the Assets or Business bound by, whether or not in writing, any commitment which may, in any material respect, prevent or interfere with the Selling Entities' transfer of the Assets and Business in accordance with this Agreement.

          (b) Except as contemplated herein or as set forth in Schedule 5.06(b) of the Selling Entities' Disclosure Letter, (i) the Selling Entities do not currently contemplate, nor do they have any reason to believe any other person or entity currently contemplates, any amendment or change to any Assigned Contract which could have a material adverse effect on the Business taken as a whole; and (ii) since June 30, 1997, none of the major suppliers of the Business has refused, or communicated that it will or may refuse, to supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to sell to the Selling Entities.

     5.07 INTELLECTUAL PROPERTY. The Selling Entities own, subject to the licenses granted to third parties listed in Schedule 5.07(a) of the Selling Entities' Disclosure Letter, all the Intellectual Property, or possess licenses or other rights, if any, therefor without conflict, except as set forth in
Schedule 5.07(b) of the Selling Entities' Disclosure Letter, with the rights of others. The Intellectual Property constitutes all of the intellectual property the Selling Entities have used exclusively in the conduct of the operations of the Business as conducted on the date of this Agreement.

     5.08 NO VIOLATION. Except as set forth in Schedule 5.08 of the Selling Entities' Disclosure Letter, neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in a violation or breach of the certificate of incorporation, articles of incorporation or bylaws of the Selling Entities, as applicable, or any agreement or other instrument under which the Selling Entities are bound or to which any of the assets of the Selling Entities are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets, or (b) violate any applicable law or regulation or any judgment or order of any court or governmental agency or any indenture, agreement or other instrument to which either of the Selling Entities is a party or by which the Selling Entities or their properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to, any such indenture, agreement or instrument.

     5.09 TAXES. The Selling Entities do not have any liability, fixed or contingent, for any unpaid federal, state or local taxes or other governmental or regulatory charges whatsoever (including without limitation withholding and payroll taxes), other than for taxes not yet due and payable, which could result in a lien on the Assets or the Business after conveyance thereof to Purchaser or in any other form of transferee liability to Purchaser.

     5.10 GOVERNMENT APPROVALS. Except as set forth in Schedule 5.10 of the Selling Entities' Disclosure Letter, no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority is required to be obtained by the Selling Entities for the execution and delivery of this Agreement or the consummation by the Selling Entities of the transactions contemplated hereby.

     5.11 LABOR RELATIONS. Except as set forth in Schedule 5.11 of the Selling Entities' Disclosure Letter, the Selling Entities have not experienced within the last two years and are not experiencing as of the date of this Agreement, nor do the Selling Entities know of any reason to expect, any labor disputes, including strikes, work stoppages, slow-downs or other material interference with or impairment of the Business by labor, nor have the Selling Entities received in the year prior to the date of this Agreement any complaints of any unfair labor practice with regard to the employees of the Business. The Selling Entities are not experiencing, nor do the Selling Entities know of, any current or contemplated union organization efforts or negotiations, or requests for negotiations, representation or any labor contract relating to the employees of the Business.

     5.12 COMPLIANCE WITH LAWS. Except as described in Schedule 5.12 of the Selling Entities' Disclosure Letter (i) the Selling Entities are presently conducting the Business in material compliance with (a) all applicable laws, rules, regulations and ordinances of all governmental and regulatory authorities (federal, state, local or otherwise) (collectively, "Statutes"), and (b) all applicable orders, writs, injunctions, judgments, decrees and awards of all governmental and regulatory authorities (federal, state, local or otherwise) (collectively, "Decrees"); (ii) the Selling Entities have not received notification of any asserted present or past failure of the Selling Entities so to comply with any Statute or Decree and no such violation of any Statute or Decree exists or will exist upon the consummation of the transactions contemplated by this Agreement, which could materially adversely affect the operation of the Business after Closing; and (iii) the Selling Entities are not subject to any Statute or Decree or any other restriction of any kind or, which could materially adversely affect the operation of the Business after Closing.

     5.13 LITIGATION. Except as described in Schedule 5.13(a) of the Selling Entities' Disclosure Letter, the Selling Entities have not had any legal action or administrative proceeding or investigation instituted or, to the knowledge of the Selling Entities' management, threatened which could have a material adverse effect on the Assets or the Business. Except as disclosed in Schedule 5.13(b) of the Selling Entities' Disclosure Letter, the Selling Entities are not (i) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to the Business, Assets or employees of the Business or (ii) in default with respect to any such order, writ, injunction or decree. Schedule 5.13(c) of the Selling Entities' Disclosure Letter sets forth all litigation with regard to the Business claiming damages or losses in excess of $50,000 which is pending as of the date of this Agreement.

     5.14 EMPLOYEES. Set forth in Schedule 5.14(a) of the Selling Entities' Disclosure Letter is a list of all employees of the Business as of October 10, 1997 showing such employees' positions, base compensation rate, employment date and service date. Since June 30, 1997, except as set forth in Schedule 5.14(b) of the Selling Entities' Disclosure Letter, the Selling Entities have not granted or become obligated to grant any increases in the wages or salary of, or paid or become obligated to pay any bonus or made or become obligated to make any similar payment to, or grant any benefit to or on behalf of, any officer, employee or agent (except in the ordinary course of business consistent with past practices or pursuant to any plan, arrangement or policy in effect on the date hereof). Schedule 5.14(a) of the Selling Entities' Disclosure
Letter sets forth a list of all employment contracts between the Selling Entities and the employees of the Business. Except as set forth in Schedule 5.14(a) of the Selling Entities' Disclosure Letter, neither Selling Entity is a party to any other employment agreement, contract or understanding with any of its employees of the Business that is not by its terms terminable at will by such Selling Entity without liability. True and correct copies of such agreements and any amendments thereto have been made available to Purchaser.

     5.15 ASSIGNED CONTRACTS. Set forth in Schedule 2.01(a)(3) of the Selling Entities' Disclosure Letter is a list of the Assigned Contracts, whether written or oral, (a) by which any of the Assets are bound or (b) to which either of the Selling Entities is a party or by which either is bound and which relate exclusively to the Business or the Assets. The Selling Entities will make available to Purchaser complete and correct copies of all Assigned Contracts, and accurate descriptions of all oral Assigned Contracts, listed in
Schedule 2.01(a)(3) of the Selling Entities' Disclosure Letter or required to be listed thereon together with all amendments thereto. Except as set forth in
Schedule 5.15 of the Selling Entities' Disclosure Letter, each Assigned Contract is valid and enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws and equitable principles relating to or limiting creditor's rights generally; to the knowledge of the Selling Entities' management, there are no threatened cancellations thereof nor outstanding disputes thereunder; and, to the knowledge of the Selling Entities' management, there is no existing default or event (including the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby) which, with the giving of notice or the passage of time or both, would constitute a default under any such Assigned Contract. No Selling Entity has received notice from a customer under an Assigned Contract that such customer intends to cease doing business with the Selling Entities or materially alter the amount of business such customer does with the Selling Entities, other than as a result of termination of the contract in accordance with its terms.

     5.16 ACCOUNTS RECEIVABLE. Set forth in Schedule 5.16(a) of the Selling Entities' Disclosure Letter is a list and description as of September 27,1997, including an aging, of all outstanding notes, drafts and accounts receivable, including without limitation unbilled receivables (which unbilled receivables are identified by customer), of the Selling Entities in respect of the Business. All receivables which constitute Closing Date Receivables will be valid and legally binding obligations of the persons obligated to pay such accounts receivable and will be subject to no material counterclaim or set-off, and all such receivables will be good and collectible in the ordinary course of business, except (i) for unbilled receivables, which will be collectible when billed, (ii) to the extent of the reserve for uncollectible accounts and the amount of unearned revenue provided for in the books and records of the Selling Entities in respect of the Business and included in the Final Closing Balance Sheet, and (iii) as otherwise disclosed in Schedule 5.16(b) of the Selling Entities' Disclosure Letter. The representations and warranties contained in this Section 5.16 shall terminate on the date that the Uncollected Receivables are repurchased by the Selling Entities pursuant to Section 3.06 or 30 days after expiration of the Collection Period, whichever occurs earlier.

     5.17 FINDERS' FEES. Except as set forth in Schedule 5.17 of the Selling Entities' Disclosure Letter, the Selling Entities have made no agreement with any person or entity nor taken any action which would cause any person or entity to become entitled to agents', brokers', investment bankers' or finders' fees in connection with the transactions contemplated hereby.

     5.18 FINANCIAL STATEMENTS. The following financial statements relate to the Business and are attached as EXHIBIT F hereto:

          (a) Statements of Net Operating Assets as of June 30, 1997, December 31, 1996 and December 31, 1995; and

          (b) Statements of Operations for the six month periods ended June 30, 1997 and for the years ended December 31, 1996, December 31, 1995 and December 31, 1994.

          Such financial statements are herein sometimes referred to collectively as the "FINANCIAL STATEMENTS".

     The Financial Statements have been prepared from the books and records of Seller and Seller's Affiliate, but have not been audited. The Financial Statements fairly present, in all material respects, the financial position and results of operations of the Business at the dates and for the periods indicated, except as may be set forth in the Selling Entities' Disclosure Letter. While the transactions underlying the Financial Statements and the statements described in Section 3.03(b) were accounted for in conformity with GAAP, the Financial Statements and the statements described in Section 3.03(b) are special purpose statements prepared for purposes of this Agreement and are not prepared in accordance with GAAP.

           (c) Set forth on Schedule 5.18(c) of the Selling Entities' Disclosure Letter is a description of the manner in which the Financial Statements and the statements described in Section 3.03(b) deviate from GAAP.

           (d) Except as set forth on Schedule 15.8(d) of the Selling Entities' Disclosure Letter or to the extent reflected on the Statement of Net Operating Assets as of June 30, 1997, the Selling Entities had no material liabilities or obligations (absolute, accrued, contingent or otherwise) ("Liabilities"). Since June 30, 1997, the Selling Entities have not incurred any Liabilities, except Liabilities incurred in the ordinary course of business or Liabilities disclosed in this Agreement or in the Selling Entities' Disclosure Letter. At the Closing, other than as set forth in Section 3.04(f) to the Selling Entities' Disclosure Letter, there will be no oral or written guaranty by the Selling Entities of any obligation of any person or entity, relating to the Business, (i) for the borrowing of money, (ii) for the payment of any monetary obligation of any nature whatsoever (whether due or to become due) or (iii) for the performance of any obligation of any nature whatsoever.


     5.19 LICENSES AND PERMITS. Each of the Selling Entities has all valid and current permits, certificates, consents, approvals, authorizations, orders, licenses, franchises and/or other similar authority required by law or governmental regulations (collectively, "Permits") from all applicable foreign, federal, state or local authorities or agencies and any other regulatory authorities which are necessary in order to operate the Business as presently conducted. To the knowledge of the Selling Entities, neither of the Selling Entities is in default or noncompliance under any such Permits.

     5.20 [This section omitted intentionally.]

     5.21 TRANSACTIONS WITH AFFILIATES. Except as set forth in this Agreement or on Schedule 5.21 of the Selling Entities' Disclosure Letter, there is no material lease, sublease, indebtedness, contract, agreement, commitment, understanding or other material arrangement of any kind whatsoever having to do with the Business and entered into by either of the Selling Entities with any shareholder, officer or director of either Selling Entity or any Affiliate of any of them.

     5.22 DISCLOSURE. The statements contained in this Agreement, in the Selling Entities' Disclosure Letter, and in any other written documents or schedules attached hereto prepared and delivered by or on behalf of the Selling Entities pursuant to the terms hereof, are true and correct in all material respects, and such statements, documents or schedules do not omit any material fact required by the terms hereof or thereof to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Selling Entities which would have a material adverse effect on the Assets or the Business, other than those which have been set forth in this Agreement, in the Selling Entities' Disclosure Letter, or in the other documents, certificates and statements furnished to Purchaser prior to the date hereof by or on behalf of the Selling Entities pursuant to this Agreement.

     5.23 NO OTHER ASSETS NECESSARY TO THE BUSINESS. Except for the Excluded Assets and except as set forth in Schedule 5.23 of the Selling Entities' Disclosure Letter, Purchaser is acquiring hereunder all of the assets used by Selling Entities exclusively in the Business as it is conducted by the Selling Entities as of the date of this Agreement.

     5.24 CONDITION OF ASSETS. Except as set forth in Schedule 5.24 of the Selling Entities' Disclosure Letter and except for ordinary wear and tear, the Fixed Assets, taken as a whole, are adequate for the uses for which they are currently being employed and for the conduct of the Business as it is being conducted on the date of this Agreement. THE ASSETS ARE CONVEYED TO PURCHASER "AS IS" AND "WHERE IS", WITH NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, HAVING BEEN MADE BY OR ON BEHALF OF THE SELLING ENTITIES WITH RESPECT TO THE PRESENT CONDITION OF THE ASSETS OR THE PRESENT OR FUTURE SUITABILITY THEREOF FOR ANY INTENDED USE BY PURCHASER.

                                  ARTICLE VI
                             PURCHASER'S COVENANTS

     Purchaser covenants and agrees as follows:

     6.01 RETENTION OF RECORDS, COOPERATION AND ACCESS.

          (a) Purchaser shall retain all original books and records of the Business which Purchaser receives from the Selling Entities. After the Closing, the Selling Entities and their representatives shall have reasonable access to all such books and records during normal business hours upon prior notice to Purchaser. In addition, the Selling Entities shall have the right to make abstracts or copies of any such books or records at their expense. If Purchaser intends to dispose of any such original documents, it shall give the Selling Entities notice of such intention. The Selling Entities shall have ninety (90) days from receipt of notice either to advise Purchaser that they do not desire to have such original documents or to collect such documents from Purchaser at the Selling Entities' sole cost and expense.

          (b) Purchaser shall use commercially reasonable efforts to cooperate with the Selling Entities' representatives and agents (i) with respect to performing the Selling Entities' obligations under Sections 10.06 and 10.07 hereof, (ii) in collecting the Uncollected Receivables, if any, repurchased from Purchaser by Selling Entities pursuant to Section 3.06(b) hereof and the Retained Accounts Receivable described in Section 2.01(b)(10), or (iii) in prosecuting or defending any legal or administrative proceeding not transferred to or assumed by Purchaser pursuant hereto. Cooperation, as it relates to matters covered under (i) through (iii) above, shall include, but not be limited to, causing Purchaser's employees to furnish documents in Purchaser's possession as reasonably requested and using commercially reasonable efforts to encourage its employees to testify as witnesses, appear for depositions and take other similar actions as the Selling Entities may reasonably request. The Selling Entities shall reimburse Purchaser for Purchaser's out-of-pocket costs and expenses incurred with respect to the foregoing.

          (c) Prior to Closing, Purchaser agrees that it shall not contact customers and suppliers of the Business unless accompanied by a representative of the Selling Entities or, if such contact is in writing, unless the writing is signed by duly authorized representatives of Purchaser and the Selling Entities.

     6.02 TIMELY PAYMENT AND PERFORMANCE OF ASSUMED LIABILITIES. Purchaser agrees to pay, perform and discharge each and every Assumed Liability in due course and in accordance with the terms thereof.

     6.03 SELLING ENTITIES' NAMES. Purchaser acknowledges that the transactions contemplated hereby do not encompass any rights with respect to the Selling Entities' Marks. Purchaser covenants and agrees not to publish or distribute to third parties printed matter depicting, or otherwise use after the Closing Date, the Selling Entities' names or the Selling Entities' Marks, or any variations thereof, except with the prior express written consent executed by duly authorized officers of the Selling Entities. Within sixty (60) days after the Closing Date, Purchaser agrees to delete permanently the Selling Entities' names and the Selling Entities' Marks from all Assets in its possession or under its control, including, without limitation, promotional materials, drawings and signage.

     6.04 WARRANTY WORK. Purchaser shall perform all service, repair, replacement and similar work required under the Selling Entities' written warranties for services provided and products sold by the Business prior to the Closing Date ("WARRANTY WORK"), in a workmanlike manner and consistent in all material respects with the Selling Entities' past practices. Prior to commencing any such Warranty Work, Purchaser shall notify the Selling Entities in writing of such Warranty Work claim, specifying the contractual basis therefor, the scope of the Warranty Work proposed to be performed and the estimated expense to be incurred in connection therewith. Upon receipt of notice of a claim for Warranty Work, the Selling Entities shall promptly advise Purchaser in writing of any objections the Selling Entities may have that the proposed scope of Warranty Work exceeds that required under the Selling Entities' pre-closing written warranty requirements, specifying the basis therefor, and the parties shall thereafter attempt to negotiate, diligently and in good faith, a mutually satisfactory resolution to any matters in dispute. Purchaser may proceed with the Warranty Work upon the earlier to occur of (i) fifteen (15) days after the Selling Entities' receipt of notice of the claim for Warranty Work, if Purchaser has not received notification of the Selling Entities' objections thereto or (ii) the parties' resolution of all disputed matters with respect to such claim. The Selling Entities shall reimburse Purchaser for any such Warranty Work in an amount equal to then year rates approved for U.S. government work.

     6.05 EMPLOYMENT BY PURCHASER. Purchaser agrees that an offer of employment will be made to all of the Selling Entities' active employees, and those on authorized leave, working for the Business on the Closing Date, effective on such date. All such persons who may accept such employment are hereinafter referred to as "EMPLOYEES." Each such person offered employment on the Closing Date shall be offered employment at his or her rate of monthly or hourly compensation in effect on the Closing Date together with employee benefits generally available to Purchaser's other employees with comparable years of service and rate of pay. For all applicable employee benefit purposes, Purchaser shall give each such Employee credit for his or her prior service with the Selling Entities or their Affiliates as shown in Schedule 5.14(a) of the Selling Entities' Disclosure Letter. Purchaser shall be responsible for and shall indemnify the Selling Entities from and against any and all liability under the Worker Adjustment and Retraining Notification Act, in the event Purchaser fails or refuses to offer employment to a sufficient number of the Selling Entities' employees to avoid liability under the act.

     6.06 NOTICE OF CHANGE. To the extent of Purchaser's knowledge, Purchaser shall give the Selling Entities prompt written notice of any material changes in any of the information contained in the representation and warranties made in Article IV or elsewhere in this Agreement or the Purchaser's Disclosure Letter or Exhibits referred to herein which occur prior to Closing.

     6.07 HSR FILING. Purchaser shall as soon as practicable after the date of this Agreement file the notification and report form with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice required under the Hart Scott
Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder ("HSR ACT"). Purchaser agrees to use commercially reasonable efforts to eliminate any concern on the part of any governmental entity regarding the legality of the transactions contemplated under this Agreement.

     6.08 INTENDED USE. The Purchaser acknowledges that, other than as set forth in this Agreement, the Selling Entities make no warranty, express or implied, regarding the commercial suitability or environmental quality of the Leased Real Property for Purchaser's intended use. Purchaser's knowledge of its intended commercial activity is superior to that of the Selling Entities and consequently the Selling Entities cannot offer, and have not offered, any warranty, express or implied, with regard to Purchaser's intended commercial use of the Leased Real Property.

     6.09 INSURANCE. For as long as any of the Leased Real Property is leased by Purchaser pursuant to the Lease Assignment Agreement, Purchaser shall, at its sole cost and expense, carry insurance on forms subject to approval of the Selling Entities, with insurance companies or underwriters authorized to do business in the states where the Leased Real Property is located and which are otherwise satisfactory to the Selling Entities, as set forth below, provided if the underlying lease specifies different requirements with respect to insurance to be maintained by the lessee, those requirements will be complied with in addition to these requirements.

          (a) COMPREHENSIVE GENERAL LIABILITY INSURANCE: Such insurance shall include the following coverages: (i) contractual liability to cover liability assumed under this Agreement, (ii) broad form property damage liability insurance, and (iii) premises operations hazards insurance. The limit of liability for such insurance shall not be less than $2,000,000 combined single limit per occurrence for bodily injury and property damage, $500,000 per occurrence for fire damage and $5,000 medical expense limit per person. The Selling Entities will be named as an additional insured on this policy and will be provided with a waiver of subrogation in their favor.

          (b) FIRE AND EXTENDED COVERAGE INSURANCE: Such insurance shall include coverage on the improvements on the premises and the real estate fixtures furnished and/or installed on the premises. The limit of liability shall equal or exceed the appraised fair market value of the improvements and fixtures. The Selling Entities will be named as an additional insured on this policy as their interest may appear and will be provided with a waiver of subrogation in their favor.

          (c) STATUTORY WORKER'S COMPENSATION COVERAGE: Such coverage pursuant to the Laws of the states in which the Leased Real Property is located. The Selling Entities will be provided with a waiver of subrogation in their favor.

          (d) EMPLOYER'S LIABILITY INSURANCE: Such insurance shall include coverage for liability under Longshoremen's and Harbor Worker's Act, the Jones Act and the Outer Continental Shelf Land Act, if applicable. The limits of liability of such insurance shall not be less than $1,000,000 per accident. The Selling Entities will be named as an additional insured on this policy and will be provided with a waiver of subrogation in their favor.

The insurance referred to in this Section 6.09 shall be on an occurrence basis and shall include a requirement that the insurer provide the Selling Entities with 30 days' written notice prior to the effective date of any cancellation or material change of said insurance. Purchaser shall provide the Selling Entities with a certificate of insurance complying with the above requirements. Any and all deductible, self insured retentions, retrospective adjustments and the like in connection with the above policies are for Purchaser's account.

All insurance required herein shall be endorsed to provide that the insurance provided thereby shall be primary insurance, as respects the Selling Entities as an additional insured, irrespective of any "excess" or "other insurance" clauses contained in policies maintained by the Selling Entities.

     6.10 USE OF LEASED REAL PROPERTY. Purchaser hereby agrees that its use of the Leased Real Property shall be subject to the terms and conditions set forth below, which terms and conditions shall be incorporated verbatim into the Lease Assignment Agreement by reference to this Section 6.10.

          (a)  HAZARDOUS MATERIALS.

               (i) For the purposes hereof and for greater certainty the term "HAZARDOUS MATERIALS" shall mean and include:

                              (1) such "solid waste or hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (41 U.S.C. Section 6901 et seq.), as amended from time to time ("RCRA"), and the regulations promulgated thereunder;

                              (2) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time ("CERCLA"), and the regulations promulgated thereunder;

                              (3)  asbestos (friable or otherwise);

                              (4) polychlorinated biphenyls, as defined by the Federal Toxic Substance Control Act (15 U.S.C. Section 2601 et seq.), as amended from time to time ("FTSCA");

                              (5) any substance the presence of which on the Leased Real Property is prohibited by any Laws of the United States or the state in which the Leased Real Property is located or other governmental subdivisions having jurisdiction;

                              (6)  petroleum based materials; and

                              (7)  any other substance which is defined as
               hazardous, toxic, infectious, or radioactive by any Laws to which the Leased Real Property are subject.

               (ii) the term "HAZARDOUS MATERIALS CONTAMINATION" shall mean the contamination of the Leased Real Property, Leased Real Property improvements, personalty, facilities, soil, ground, water, air or other elements on, under or above the Leased Real Property, or of any other property as a result of the release or threatened release of any Hazardous Materials on the Leased Real Property.

               (iii) Purchaser hereby agrees to accept the physical and environmental condition of the Leased Real Property and further agrees that in the event any investigation or monitoring of the site conditions or any clean-up, containment, restoration, removal, or other corrective action (collectively, referred to as "REMEDIAL WORK") is required under any applicable federal, state, or local law or regulation, or by any judicial order, or by any governmental authority in connection with Hazardous Materials Contamination occurring on or after the Closing Date, Purchaser, at its sole cost and expense, shall perform or cause to be performed the Remedial Work in compliance with such law, regulation, order or agreement.

               (iv) Throughout the term of any lease assignment, Purchaser shall not treat, store or dispose of Hazardous Materials on the Leased Real Property inconsistent with the rights of a CESQG pursuant to 40 CFR 26.15. Any Hazardous Materials generated and/or stored on the Leased Real Property shall be shipped within a period of ninety (90) days to a facility permitted to treat, store or dispose of Hazardous Materials. Purchaser further agrees that all off-site shipments of Hazardous Materials shall be shipped pursuant to all applicable federal and state regulations pertaining to the interstate and intrastate shipment of Hazardous Materials.

     6.11 ENVIRONMENTAL STUDY. Prior to the termination of the tenancy with respect to each Leased Property for which Purchaser requested Selling Entities provide an environmental study pursuant to Section 7.12 and for which a study was performed and a report given to the Purchaser, Purchaser, at its expense, shall perform a comparable environmental study and provide a copy to the Selling Entities.

                                  ARTICLE VII
                          SELLING ENTITIES' COVENANTS

The Selling Entities covenant and agree that from the date of this Agreement until the Closing:

     7.01 BUSINESS OPERATIONS. The Selling Entities shall conduct the Business only in the ordinary course consistent with past practices, and the Selling Entities shall use commercially reasonable efforts to preserve intact the Business and the goodwill of their customers and suppliers. The Selling Entities shall not take any action that will materially impair the Business or Assets without the prior written consent of Purchaser, or take or fail to take any action that would cause or permit the representations made in Article V hereof to be inaccurate at the time of Closing or preclude the Selling Entities from making such representations and warranties at the Closing, except to the extent such action is necessary to protect the business or assets of the Selling Entities.

     7.02 ACCESS. The Selling Entities shall permit Purchaser and/or its authorized representatives, during normal business hours, full access to, and make available for inspection, all of the Assets and the documents, records and information, including, but not limited to, documents, records and information concerning the Business' customers and suppliers, which pertain to such Assets and to the Business, all for the sole purpose of permitting Purchaser to become familiar with the Assets and the Business. In that connection, the Selling Entities shall cause their officers and employees and the management personnel of the Business to cooperate fully with Purchaser's reasonable requests.

     7.03 APPROVALS OF THIRD PARTIES. As soon as practicable after the execution of this Agreement, through the Closing Date and to the extent reasonably required, following the Closing Date, the Selling Entities will use all reasonable efforts to secure all necessary approvals, consents, permits and authorizations of third parties to the consummation of the transactions contemplated by this Agreement, including consents necessary to assign to Purchaser and have Purchaser assume all Assigned Contracts and obtain all relevant security clearances. Such efforts shall include, to the extent necessary, providing such third parties with information about Purchaser.

     7.04 EMPLOYEE COMPENSATION AND BENEFIT MATTERS. Except with Purchaser's prior written consent or pursuant to contracts or plans in existence as of the date of this Agreement, and except for normal annual salary increases consistent with past practices, prior to the Closing, no increase will be made in the compensation or rate of compensation payable or to become payable to the employees of the Business, no bonus, profit sharing, retirement, insurance, death benefits, fringe benefit or other extraordinary or indirect compensation shall accrue, be set aside or be paid to, for or on behalf of any of such officers or employees other than pursuant to the terms of the Selling Entities' Employee Benefit Plans as presently constituted, and no employment or benefit related agreement or plan other than those now in effect shall be committed for or adopted.

     7.05 CONTRACTS. Except with Purchaser's prior written consent, the Selling Entities shall not waive any material right, amend in any material respect, or cancel any material contract or claim related to the Business. In addition, the Selling Entities shall give Purchaser prompt written notice of (i) any requested amendment in any material contract related to the Business or (ii) any notification from a customer that such customer intends to cease doing business with the Selling Entities or materially alter the amount of business such customer does with the Selling Entities, other than as a result of termination of the contract in accordance with its terms.

     7.06 CAPITAL ASSETS; PAYMENTS OF LIABILITIES. Except with Purchaser's prior written consent, the Selling Entities will not acquire or dispose of any Assets which are capital assets used in the Business, except in the ordinary course of business consistent with past practices. The Selling Entities shall discharge or satisfy all liens on the Assets other than Permitted Liens and shall pay all other liabilities of the Selling Entities which relate to the Business as they become due through the Closing Date.

     7.07 MORTGAGES, LIENS. Except with Purchaser's prior written consent or except in the ordinary course of the Business consistent with the conduct of the Business at the date of this Agreement, the Selling Entities will not enter into or assume any mortgage, pledge, conditional sale or other title retention agreement relating to the Assets, or voluntarily permit any lien, encumbrance or claim of any kind, other than a Permitted Lien, to attach to any of the Assets, whether now owned or hereafter acquired.

     7.08 NOTICE OF CHANGE. To the extent of the knowledge of the Selling Entities' management, the Selling Entities shall give Purchaser prompt written notice of any material change in any of the information contained in the representations and warranties made in Article V or elsewhere in this Agreement or the Selling Entities' Disclosure Letter or Exhibits referred to herein which occur prior to .

     7.09 HSR FILING. Seller shall as soon as practicable after the date of this Agreement file the notification and report form with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice required under the HSR Act. Seller agrees to use commercially reasonable efforts to eliminate any concern on the part of any governmental entity regarding the legality of the transactions contemplated under this Agreement.

     7.10 NO TRANSACTIONS. For a period commencing on the date hereof and terminating on the earlier of the termination of this Agreement pursuant to
Article XII or December 31, 1997, the Selling Entities shall not solicit or initiate or encourage any proposal for, or engage in negotiations or discussions concerning, a sale of the Business or all or substantially all of the Assets, other than the transactions contemplated hereunder.

     7.11 NONCOMPETITION. For a period of five years after the Closing Date neither the Selling Entities nor any of their Affiliates shall engage directly or indirectly in the Business; provided, however, that the provisions of this
Section 7.11 shall not prohibit the Selling Entities or their Affiliates from:

               (i) providing customers with competing services by means of or through the use of subcontractors and/or unaffiliated third parties, which competing services are ancillary to contracts performed by Selling Entities or their affiliates, and further provided that such competing services are not the predominant services being provided;

               (ii) entering into any business combination, consolidation, merger or other type of business combination or acquisition transaction with any other party or parties who own and/or operate a business that competes with the Business, provided that at the time of the transaction the competing business is not the principal business of such other party; or

               (iii) providing industrial wastewater consulting and engineering services, geotechnical engineering and consulting services and environmental resource consulting services, provided such services will not be performed with respect to Hazardous Materials and Remedial Work in conjunction with Hazardous Materials.

     The foregoing notwithstanding, where permitted under an invitation to contract or bid for work otherwise allowable under Section 7.11(iii) above which is not in support of other business activity of the Selling Entities, the Selling Entities shall, to the extent commercially reasonable, provide Purchaser with notice of such invitation and Purchaser may submit a bid to perform such work as a subcontractor of the Selling Entities. Nothing contained herein shall obligate any party to bid or contract for such work or for Selling Entities to accept a subcontract bid from Purchaser.

     7.12 ENVIRONMENTAL STUDY. As soon as possible after entering into this Agreement, Purchaser shall provide Selling Entities with a list of the Leased Real Property for which Purchaser requests Selling Entities perform a baseline environmental study. Selling Entities shall perform such baseline studies, at their expense, and provide Purchaser with a copy of such reports.

                                 ARTICLE VIII
                  PURCHASER'S CONDITIONS PRECEDENT TO CLOSING

     Except as may be waived in writing by Purchaser, the Purchaser's obligation to close the transactions contemplated under this Agreement is subject to the fulfillment at or prior to the Closing of each of the following conditions:

     8.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Selling Entities contained herein shall be true and correct in all material respects as of the Closing (except where such representation and warranty is made as of a date specifically set forth therein), subject to any changes contemplated by this Agreement, and Purchaser shall not have discovered any material error, misstatement or omission therein.

     8.02 COVENANTS. The Selling Entities shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by them prior to the Closing.

     8.03 PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency shall have been threatened or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement, and the waiting period and any statutory extension thereof applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated and no action, suit or proceeding shall have been initiated by the Antitrust Division of the United States Department of Justice or the Federal Trade Commission challenging the transactions contemplated hereby under the Clayton Act or the Sherman Act.

     8.04 NO MATERIAL ADVERSE CHANGE. Other than as contemplated by Section 11.17, no material adverse change in the Assets or the Business taken as a whole shall have occurred after the date of this Agreement and prior to the Closing.

     8.05 BILL OF SALE. The parties hereto shall have executed and delivered the Bill of Sale, Assignment and Assumption Agreement.

     8.06 LEASE ASSIGNMENT AGREEMENT. The parties hereto shall have executed and delivered the Lease Assignment Agreement.

     8.07 TRANSITION SERVICES AGREEMENT. The parties hereto shall have executed and delivered the Transition Services Agreement.

     8.08 DELIVERY OF OTHER DOCUMENTS. All other documents required under the terms of this Agreement to be executed and delivered by the Selling Entities to Purchaser at or prior to the Closing shall have been so delivered.

     8.09 CERTIFICATE. The Selling Entities shall have delivered to Purchaser a certificate dated as of Closing and signed by authorized officers of the Selling Entities to the effect that all of the covenants, terms and conditions of this Agreement to be complied with and performed by the Selling Entities at or before the Closing have been complied with and performed in all material respects.


                                  ARTICLE IX
               SELLING ENTITIES' CONDITIONS PRECEDENT TO CLOSING

     Except as may be waived in writing by the Selling Entities, the Selling Entities' obligation to close the transactions contemplated under this Agreement is subject to fulfillment at or prior to the Closing of each of the following conditions:

     9.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects as of the Closing (except where such representation and warranty is made as of a date specifically set forth therein), subject to any changes contemplated by this Agreement, and the Selling Entities shall not have discovered any material error, misstatement or omission therein.

     9.02 COVENANTS. Purchaser shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Closing.

     9.03 PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency shall have been threatened or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement, and the waiting period and any statutory extension thereof applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated and no action, suit or proceeding shall have been initiated by the Antitrust Division of the United States Department of Justice or the Federal Trade Commission challenging the transactions contemplated hereby under the Clayton Act or the Sherman Act.

     9.04 PURCHASE PRICE. Purchaser shall have paid the Estimated Purchase Price in accordance with Section 3.03(a).

     9.05 BILL OF SALE. The parties hereto shall have executed and delivered the Bill of Sale, Assignment and Assumption Agreement.

     9.06 LEASE ASSIGNMENT AGREEMENT. The parties hereto shall have executed and delivered the Lease Assignment Agreement.

     9.07 TRANSITION SERVICES AGREEMENT. The parties hereto shall have executed and delivered the Transition Services Agreement.

     9.08 DELIVERY OF OTHER DOCUMENTS. All other documents required under the terms of this Agreement to be executed and delivered by Purchaser to the Selling Entities at or prior to the Closing shall have been so delivered.

     9.09 CERTIFICATE. Purchaser shall have delivered to the Selling Entities a certificate dated as of Closing and signed by an authorized officer of Purchaser to the effect that all of the covenants, terms and conditions of this Agreement to be complied with and performed by Purchaser at or before the Closing have been complied with and performed in all material respects.


                                   ARTICLE X
                         LIABILITY AND INDEMNIFICATION

     10.01 SELLING ENTITIES' LIABILITY AND INDEMNITY. Subject to the terms and conditions of this Article X of this Agreement, the Selling Entities hereby agree to be liable for and to indemnify, defend and hold Purchaser and its officers, directors, agents, attorneys and Affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "DAMAGES") asserted against or incurred by any or all of them by reason of or resulting from:

          (a)  An Excluded Liability; and

          (b) A breach or failure by the Selling Entities of any representation, warranty or covenant contained in this Agreement or in any agreement executed pursuant to this Agreement and not waived in writing by Purchaser prior to Closing.

     10.02 PURCHASER'S LIABILITY AND INDEMNITY. Subject to the terms and conditions of this Article X, Purchaser hereby agrees to be liable for and to indemnify, defend and hold the Selling Entities and their officers, directors, agents, attorneys and Affiliates harmless from and against all Damages asserted against or incurred by any or all of them by reason of or resulting from:

          (a)  An Assumed Liability; and

          (b) A breach or failure by Purchaser of any representation, warranty or covenant contained in this Agreement or in any agreement executed pursuant to this Agreement and not waived in writing by the Selling Entities prior to Closing.

     10.03 BASKET. Subject to the provisions of this Section 10.03, the Selling Entities shall not be liable to Purchaser or required to indemnify Purchaser pursuant to Section 10.01 unless and until the aggregate amount of the Damages suffered or incurred by Purchaser, other than those Damages described in Section 10.04 below, exceeds $100,000 (the "BASKET"). In the event that the aggregate amount of such Damages exceeds the Basket, the Selling Entities shall be responsible for such Damages, but only to the extent that they are in excess of the Basket.

     10.04     NON-BASKET ITEMS.   The following Damages shall not be included
in the calculation of the Basket:

          (a) Finder's fees for which the Selling Entities are liable pursuant to Section 5.17; and

          (b)  Any and all claims related to Excluded Liabilities.

     10.05 CAP. The Selling Entities' liability to Purchaser for Damages described in Section 10.01(b) shall not exceed the Purchase Price; provided, however, that those Damages described in Section 10.04 above shall not be subject to this Section 10.05.

     10.06     RESPONSIBILITY FOR BREACH OF AGREEMENT.   The respective
obligations and liabilities of the Selling Entities and Purchaser to the other for Damages pursuant to Sections 10.01(b) and 10.02(b) hereof are subject to the provisions of Section 11.16.

     10.07 CONDITIONS OF INDEMNIFICATION. The respective obligations and liabilities of the Selling Entities and Purchaser (the "INDEMNIFYING PARTY") to the other (the "INDEMNIFIED PARTY") for Damages pursuant to Sections 10.01(a) and 10.02(a) hereof shall be subject to the following terms and conditions:

          (a) Within twenty (20) days (or such earlier time as might be required to avoid prejudicing the Indemnifying Party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the Indemnified Party shall give the Indemnifying Party written notice thereof together with a copy of such claim, process or other legal pleading, and the Indemnifying Party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the Indemnified Party may participate in the defense with counsel of its own choice and at its own expense.

          (b)  In the event that the Indemnifying Party, by the thirtieth
(30th) day after receipt of notice of any such claim (or, if earlier, by the tenth (10th) day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party and at the Indemnifying Party's expense, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof upon reimbursement to the Indemnified Party of all costs and expenses incurred by the Indemnified Party in conjunction with such defense to that date.

          (c) Anything in this Section 10.07 notwithstanding, the Indemnifying Party shall not settle any claim without the consent of the Indemnified Party unless such settlement involves only the payment of money and the claimant provides to the Indemnified Party a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the Indemnifying Party shall not settle the claim without the prior consent of the Indemnified Party, which consent shall not be unreasonably withheld.

          (d) The Indemnified Party and the Indemnifying Party will each cooperate with all reasonable requests of the other.

     10.08 REMEDIES EXCLUSIVE. In the event of breach of this Agreement or default hereunder, the remedies of the parties shall be limited to those set forth in this Article X and Section 11.07, except that Purchaser shall be entitled to seek an injunction, without posting a bond, in any court of competent jurisdiction, to permanently enjoin Selling Entities from violating the Noncompetition Provisions set forth in Section 7.11. No right to rescission or other common law right of action shall exist with respect to any breach of this Agreement or default hereunder.

                                  ARTICLE XI
                                 MISCELLANEOUS

     11.01 AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by a duly authorized officer of each party to this Agreement.

     11.02 ASSIGNMENT. Neither the Purchaser nor the Selling Entities may assign their rights and obligations hereunder without the prior written consent of the other party, which consent may be withheld for any reason whatsoever.

     11.03 NOTICE. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by courier or by sending such notice or communication by facsimile transmission. Such notice shall be deemed received on the earlier of the date on which it is hand-delivered or otherwise actually received or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

     If to the Selling Entities:   Brown & Root, Inc.
                                   4100 Clinton Drive
                                   Houston, TX    77020
                                   Attention:  Vice President-Legal
                                   Fax No.:  (713) 676-4514

     with a copy to:               Halliburton Company
                                   3600 Lincoln Plaza
                                   500 North Akard Street
                                   Dallas, TX 75201-3391
                                   Attention: Executive Vice President and
                                              General Counsel
                                   Fax No.:  (214) 978-2658


     If to Purchaser:              NUS Acquisition Corp.
                                   c/o Tetra Tech, Inc.
                                   670 N. Rosemead Blvd.
                                   Pasadena, CA 91107
                                   Attention: President and Chief Executive
                                              Officer
                                   Fax No.:  (626) 351-1188

     If to Parent:                 Tetra Tech, Inc.
                                   670 N. Rosemead Blvd.
                                   Pasadena, CA 91107
                                   Attention: President and Chief Executive
                                               Officer

                                   Fax No.:  (626) 351-1188

Any party may change its address for notice by written notice given to the other party.

     11.04 PRE-CLOSING CONFIDENTIALITY. Except for a joint press release to be issued upon execution of this Agreement, each party shall keep this Agreement and its terms confidential until the Closing, unless in the opinion of its counsel disclosure is required by law. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, Purchaser and the Selling Entities hereby (i) acknowledge and agree to be bound by all the terms and conditions set forth in the Confidentiality Agreement attached hereto as Exhibit B and (ii) agree that, notwithstanding the execution and delivery of the Agreement, the Confidentiality Agreement will remain in full force and effect.

     Should the transactions contemplated hereby not be consummated, nothing contained in this Section shall be construed to prohibit the parties hereto from operating a business in competition with each other, provided they do so without disclosing or using confidential information of the other, in accordance with the Confidentiality Agreement.

     11.05 POST-CLOSING CONFIDENTIALITY. Each party shall not disclose or use to compete with the other any confidential information pertaining to such party which is obtained from such other party pursuant to this Agreement or any document delivered in connection herewith or with the transactions contemplated hereby, except as such use or disclosure may be required in the course of performance hereof and such disclosure as may, in the opinion of such party's counsel, be required by law. After Closing, the Selling Entities shall not (except at the request of Purchaser) use or disclose to any third party any of the technical, financial, operational or marketing information pertaining to the Business except after and to the extent such information is or becomes generally available to the public through no fault of the Selling Entities or as may be necessary in connection with the Selling Entities' remaining or future businesses or as may, in the opinion of the Selling Entities' counsel, be required by law. The parties shall take all reasonable efforts to cause their respective directors, officers, employees and agents to observe the provisions of this Section 11.05.

     11.06 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto (including the Confidentiality Agreement) supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

     11.07 COSTS, EXPENSES AND LEGAL FEES. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including, without limitation, attorneys', brokers', agents', investment bankers' and finders' fees), except that each party hereto agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by the other party in successfully (a) enforcing any of the terms of this Agreement, or (b) proving that the other party breached any of the terms of this Agreement in any material respect.

     11.08 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     11.09 WAIVER. All of the original rights and powers of either party hereunder shall remain in force notwithstanding any neglect, forbearance or delay in enforcement thereof and neither party shall be deemed to have waived any of its rights or any provision of this Agreement or any notice given hereunder unless such waiver is in a writing signed by an officer of the waiving party. No such waiver by either party of any breach by the other party of this Agreement shall be deemed a waiver of any continuing, future or recurring breach.

     11.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF OR SUCH PROVISIONS OF ANY OTHER JURISDICTION.

     11.11 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Any legal action, suit or proceeding in law or equity arising out of or relating to this Agreement or any of the transactions contemplated herein shall be instituted in any state or federal court in Delaware, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against either party if given by registered or certified mail, return receipt requested or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party at the address listed in Section 11.03 herein.

     11.12 CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     11.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     11.14 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or to cause to be done, all things necessary, proper or advisable to consummate and to make effective as promptly as practicable the transactions contemplated by this

Agreement, including without limitation using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

     11.15 BULK SALES COMPLIANCE. The parties hereto waive compliance with all applicable provisions, if any, of the bulk sales Laws of the states in which the Assets are located, or similar Laws of any jurisdiction, and the Selling Entities agree to indemnify Purchaser against all Damages arising out of such noncompliance or otherwise for any claims made against Purchaser by any creditor of the Selling Entities asserted against or incurred by Purchaser by reason of or resulting from such waiver.

     11.16 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants of the parties contained in this Agreement or in the Selling Entities' Disclosure Letter and the Purchaser's Disclosure Letter shall survive the execution and delivery of this Agreement and consummation of the transactions provided for in this Agreement and any related agreements, notwithstanding any investigation made by or on behalf of the parties, but with the exception of Sections 4.02, 5.02, 5.03, 5.05, 5.09 and 7.11, the representations, warranties and covenants shall terminate and be of no further force or effect on the second anniversary of the Closing Date, except that any such representation, warranty or covenant as to which a bona fide claim thereto is asserted during such survival period shall, with respect to such claim, survive such survival period. The representations, warranties and covenants contained in Sections 4.02, 5.02, 5.03, 5.05 and 5.09 shall have no termination date, and the covenant contained in Section 7.11 shall terminate on the second anniversary of the Closing Date. No representation, warranty or covenant shall merge into any acts of sale, bills of sale, assignments, documents, agreements and instruments to be delivered at Closing.

     11.17 RISK OF LOSS. The risk of any loss, damage, impairment, confiscation or condemnation of the Assets, or any part thereof, shall be upon the Selling Entities at all times prior to the Closing. In any such event, the proceeds of, or any claim for any loss payable under any insurance policy, judgment or award with respect thereto shall be payable to the Selling Entities. In such event, the Selling Entities shall either: (i) repair, replace or restore any such property as soon as possible after its loss, impairment, confiscation or condemnation; or (ii) if insurance proceeds are sufficient to repair, replace or restore the property, pay such proceeds to Purchaser on the Closing Date; provided that in the event of damage that would have a material adverse effect on the Business or the Assets taken as a whole, either party may, by written notice made pursuant to Section 11.03, terminate this Agreement.

     11.18 PARENT GUARANTY. Parent is executing this Agreement to guaranty the performance of Purchaser under this Agreement, any agreement executed pursuant to this Agreement and under the Assigned Contracts. Parent guarantees unconditionally and as a primary obligation that Purchaser shall perform all its obligations and assume all its liabilities contained in this Agreement, any agreement executed pursuant to this Agreement and under the Assigned Contracts. If the Purchaser fails to perform any such obligations and liabilities, the Parent shall upon the written request of the Selling Entities, immediately perform such obligations. This guaranty shall apply regardless of any amendments, variations, alterations, waivers or extensions to this Agreement, any agreement executed pursuant to this Agreement and the Assigned Contracts, whether or not Parent received notice of the same and Parent waives all need for notice of the same.


                                  ARTICLE XII
                                  TERMINATION

     12.01 TERMINATION RIGHTS. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

          (a) by mutual agreement as evidenced by execution and delivery of a written agreement to that effect by duly authorized officers of Purchaser and the Selling Entities;

          (b) by written notice given by one of the parties hereto to the other party hereto if the Closing hereunder has not occurred by December 31, 1997, through no fault of the party providing said notice;

          (c)  by notice pursuant to Sections 11.17 or 12.02;

          (d) by Purchaser if the representations and warranties of the Selling Entities shall not be true and correct in all material respects when made and at and as of the date of termination of this Agreement by Purchaser, except for changes permitted or contemplated by this Agreement, or if either of the Selling Entities fails to comply in any material respect with any of its covenants or agreement contained herein; or

          (e) by the Selling Entities if the representations and warranties of Purchaser shall not be true and correct in all material respects when made and at and as of the date of termination of this Agreement by the Selling Entities, except for changes permitted or contemplated by this Agreement, or if Purchaser fails to comply in any material respect with any of its covenants or agreements contained herein.

     The parties agree that prior to terminating this Agreement pursuant to Sections 12.01(d) or (e), the non-defaulting party shall give the defaulting party written notice of the default and the defaulting party shall have ten
(10) days to cure such default.

      12.02 PERFORMANCE EXCUSED. The Selling Entities and Purchaser shall be excused from performance of this Agreement to the extent required by the order or judgment of any court or administrative body prohibiting or delaying performance by any of the parties. In the event Closing is delayed beyond February 28, 1998 by such court or administrative body, either party may terminate this Agreement upon three (3) days' written notice to the other, and the parties shall have no further obligation or liability to each other thereafter under this Agreement.

     12.03     CONTINUING OBLIGATIONS.  Any termination pursuant to this
Article XII shall not affect the obligations of the parties hereto under Sections 11.04, 11.05 and 11.11 hereof.

IN WITNESS WHEREOF, this Purchase and Sale Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.


SELLER:                                 SELLER'S AFFILIATE:
BROWN & ROOT, INC.,                     HALLIBURTON NUS CORPORATION,
a Delaware corporation                  a Delaware corporation

By:_________________________            By:_________________________
      Aldon Jenkins                           Aldon Jenkins
      Attorney-in-Fact                        Attorney-in-Fact



PARENT:                                 PURCHASER:
TETRA TECH, INC.,                       NUS ACQUISITION CORP.,
a Delaware corporation                  a Delaware corporation

By:_________________________            By:_________________________
      Li-San Hwang                            Li-San Hwang
      Chief Executive Officer and             Chief Executive Officer
       President                               and President

                                   EXHIBIT A

                                      TO

                   PURCHASE AND SALE AGREEMENT BY AND AMONG

              BROWN & ROOT, INC., HALLIBURTON NUS CORPORATION AND

                  NUS ACQUISITION CORP. AND TETRA TECH, INC.

                       FORM OF BILL OF SALE, ASSIGNMENT

                           AND ASSUMPTION AGREEMENT



     BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT ("BILL OF SALE") dated ______________________, 1997, by and between Brown & Root, Inc. ("SELLER"),
Halliburton NUS Corporation ("SELLER'S AFFILIATE"), NUS Acquisition Corp. ("PURCHASER") and Tetra Tech, Inc. ("PARENT").

     The Purchaser desires to buy and the Seller and Seller's Affiliate (collectively the "SELLING ENTITIES") desire to sell, on the terms and conditions set forth herein, certain assets and properties exclusively related to or exclusively used or held for use in connection with the Selling Entities' business of providing consulting, engineering and design services with respect to contamination of air, water and soil and environmental remediation services (the "BUSINESS"), conditioned upon the assumption of certain liabilities arising out of the Business by the Purchaser and the guaranty of the liabilities assumed by the Purchaser by the Parent.

     All terms used but not defined herein shall have the meanings ascribed thereto in the Purchase and Sale Agreement, dated as of the 18th day of October, 1997, by and among the Seller, Seller's Affiliate, the Purchaser and the Parent (the "AGREEMENT"). Schedule references are to Schedules to the Selling Entities' Disclosure Letter. This Bill of Sale is being executed and delivered in order to effect the transfer of Assets to, and the assumption of the Assumed Liabilities by, the Purchaser, all as provided for in the Agreement.

     NOW, THEREFORE, in consideration of the Estimated Purchase Price paid by the Purchaser to the Selling Entities and the assumption of the Assumed Liabilities by the Purchaser, the receipt and sufficiency of which by each Purchaser and Selling Entities is hereby acknowledged:

     1.0 ASSIGNMENT. Selling Entities hereby sell, convey, transfer, assign and deliver unto the Purchaser, its successors and assigns, all of Selling Entities' right, title and interest in and to the properties, assets, and rights of every kind and description and wherever located, whether tangible, intangible, real, personal, or mixed, whether accrued, contingent or otherwise

(except the Excluded Assets), exclusively related to or exclusively used or held for use in connection with the Business (the "ASSETS"), including, without limitation, all of those items in the following categories used by the Selling Entities exclusively in connection with the Business that conform to the designation therein (except the Excluded Assets, as defined in Paragraph 2.0 hereof), as the same exist on the date hereof:

          (1) FIXED ASSETS. All tangible personal property of the Business, including, without limitation, all machinery, equipment, tools and supplies and furniture, in each case listed on Schedule 2.01 (a)(1) (the "FIXED ASSETS").

          (2) INVENTORY. All inventory of the Business, including, without limitation, inventory items purchased but not received for which accounts payable invoice amounts are included in Assumed Liabilities on the Final Closing Balance Sheet, the latest available lists of which are summarized on
Schedule 2.01 (a)(2) (the "INVENTORY").

          (3) ASSIGNED CONTRACTS. All rights under the contracts, agreements, leases, sales orders, purchase orders, and other arrangements and commitments of the Business, including, without limitation, those listed in Schedule 2.01(a)(3) (collectively, the "ASSIGNED CONTRACTS"), subject to Section 2.03 of the Agreement and except for those contracts, agreements and commitments which are listed in Schedule 2.01(b)(9) as Excluded Assets.

          (4) INTELLECTUAL PROPERTY. All of Selling Entities' rights, title and interest in and to all foreign and domestic patents, patent applications, trademarks and service marks (common law and registered), all trademark and service mark applications, trade names, copyrights, copyright registrations, copyright applications, proprietary and technical information, trade secrets, processes and know-how, including, without limitation, all engineering drawings, laboratory books, notebooks, and journals and quality control manuals, which are used exclusively in the Business, except for such property which comes within the description of Excluded Assets (collectively, "INTELLECTUAL PROPERTY").

          (5) BOOKS AND RECORDS. Originals or copies of all books and records (other than personnel records) and all files, including without limitation, documents, papers, agreements, drawings, designs, plans, methods, engineering and manufacturing specifications, formulas, procedures, computer programs and customer lists which relate exclusively to the Assets or are used exclusively in connection with the Assets or the Business, but excluding those related to the Excluded Assets.

          (6) MOTOR VEHICLES. All trucks, automobiles and other motor vehicles owned by the Selling Entities, listed on Schedule 2.01(a)(6)(i), and all rights of the Selling Entities to such motor vehicles leased by the Selling Entities, listed on Schedule 2.01(a)(6)(ii).

          (7) PERMITS AND LICENSES. All transferable business licenses, permits, and equivalent documents, which relate exclusively to the operations of the Business, listed on Schedule 2.01(a)(7).

          (8) ACCOUNTS RECEIVABLE. All accounts receivable (excluding employee accounts receivable described in Section 2.01(b)(1) of the Agreement and Retained Accounts Receivable described in Section 2.01(b)(10) of the Agreement) and all sums due for services performed or equipment provided by the Selling Entities prior to the Closing including, if any, unbilled receivables as of the Closing Date.

          (9) NAME "NUS". Seller's Affiliate's right, title, interest in and use of the name or trade name "NUS" and all goodwill associated with the name, provided that Purchaser may not use the names "Halliburton" and "Brown & Root" in connection therewith or represent any relationship whatsoever with the name "Halliburton" and/or "Brown & Root".

          (10) OTHER ASSETS. Any other asset, financial or otherwise, that is reflected in the Final Closing Balance Sheet or any other assets or rights expressly provided for elsewhere in the Agreement.

     TO HAVE AND TO HOLD, all and singular, the Assets and properties hereby sold, conveyed, transferred, assigned and delivered, or intended so to be, unto the Purchaser, and its successors and assigns, to and for its own use forever.

     2.0 ASSETS NOT TRANSFERRED. Notwithstanding anything to the contrary contained herein, the following assets and properties of Selling Entities are specifically excluded from the Assets and shall be retained by Selling Entities ("EXCLUDED ASSETS"):

          (1) CASH, CASH EQUIVALENTS AND EMPLOYEE ACCOUNTS RECEIVABLE. All cash on hand and cash equivalents, including, without limitation, bank accounts and temporary cash investments, and all accounts receivable due from any employees of the Selling Entities.

          (2) REFUND CLAIMS. All claims of the Selling Entities for refunds of taxes and other governmental charges for periods ending on or prior to the Closing Date and the benefit, if any, of net operating loss carry-forwards or carry-backs of the Selling Entities.

          (3) THIRD PARTY CLAIMS. Except as provided in Section 11.17 of the Agreement, all claims or rights of the Selling Entities, if any, against third parties based on facts or events occurring prior to the Closing Date and which are not reflected on the Final Closing Balance Sheet.

          (4) INSURANCE. Except as provided in Section 11.17 of the Agreement, all insurance policies and rights thereunder, including rights to any cancellation value on the Closing Date.

          (5) UNRELATED CONFIDENTIAL INFORMATION AND CERTAIN PROCESSES. All proprietary or confidential business or technical information, intellectual property, records and policies which relate to the Selling Entities or the Selling Entities' other lines of business and are not used exclusively in the Business.

          (6) THE SELLING ENTITIES' MARKS AND PROPRIETARY SYSTEMS AND PROCEDURES. All marks of the Selling Entities or the Selling Entities' Affiliates, including, without limitation, any and all trademarks or service marks, trade names, slogans or other like property relating to or including the names Halliburton Company, Brown & Root, Inc. or Halliburton NUS Corporation; the marks Halliburton, Brown & Root, Brown & Root Environmental, Halliburton NUS Corporation, HNUS, Halliburton NUS or Halliburton NUS Environmental Corporation, or any derivatives or variations thereof; the Halliburton Company, Brown & Root, Inc. or Halliburton NUS Corporation logos, or any derivatives thereof, and the Selling Entities' proprietary computer programs or other software not used exclusively in the Business.

          (7) UNRELATED ASSETS. All assets of the Selling Entities not exclusively used in connection with the Business, including, without limitation, assets used by the Selling Entities primarily in their other businesses, whether or not used for the benefit of the Business and those assets listed on Schedule 2.01(b)(7).

          (8) EXCLUDED PERSONAL PROPERTY. The tangible personal property, equipment, vehicles and inventory listed on Schedule 2.01(b)(8).

          (9) CONTRACTS NOT ASSIGNED. Those agreements, commitments and other contracts listed on Schedule 2.01(b)(9).

          (10) RETAINED ACCOUNTS RECEIVABLE. Underground storage tank accounts receivable, government rate adjustment accounts receivable, accounts receivable which have been written off the books of the Selling Entities and all other accounts receivable retained by the Selling Entities, and any mortgages, deeds of trust, mechanics and materialmen liens, security interests, pledges, and any other lien or charge of any type in favor of the Selling Entities and securing the payment of such accounts receivable, all of which are listed in Schedule 2.01(b)(10).

          (11) AFFILIATE ACCOUNTS. All intercompany accounts between Seller, Seller's Affiliate and their Affiliates.

          (12) SELLING ENTITIES' EMPLOYEE BENEFIT PLANS. All assets related to all employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and all other profit sharing, deferred compensation, bonus, stock option, stock purchase, stock bonus, vacation pay, holiday pay, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, medical, life or other insurance, supplemental unemployment and other compensation or employee benefit plans, programs, agreements or arrangements, whether funded or unfunded, maintained or contributed to by the Selling Entities or any Affiliate of the Selling Entities for the benefit of its employees (or former employees) and/or their beneficiaries relating to the Selling Entities or their employees (the "SELLING ENTITIES' EMPLOYEE BENEFIT PLANS").

          (13) RETAINED PATENTS.  The Patents described on Schedule
2.01(b)(13).

     3.0  ASSUMPTION OF LIABILITIES BY THE PURCHASER.

          3.1 ASSUMED LIABILITIES. In consideration of the sale, conveyance, transfer, assignment and delivery of the Assets by the Selling Entities to the Purchaser, its successors and assigns, the Purchaser hereby assumes and agrees to pay, honor and discharge in accordance with the terms thereof all of the Assumed Liabilities. The term "ASSUMED LIABILITIES" shall mean only the following liabilities and obligations relating to the Business or the Assets:

               3.1.1 ASSIGNED CONTRACTS. Any and all liabilities, obligations and commitments of the Business that arise out of or relate to the Assigned Contracts listed on Schedule 2.01(a)(3), but in any case, not including any liability for any breach thereof occurring prior to the Closing Date.

               3.1.2 TAXES. Any and all taxes which may be applicable to the Business or Assets with respect to periods beginning with the Closing Date, or arising from events or occurrences on or after the Closing Date, including without limitation, income, ad valorem, personal property, sales, value added, goods and services, use or transfer taxes resulting from the sale of the Assets to Purchaser and/or the Purchaser's ownership of the Assets. The burden of ad valorem taxes, real property taxes, personal property taxes and other similar taxes for the tax year in which the Closing occurs based on the ownership of the Assets shall be prorated based on the Selling Entities' and Purchaser's respective ownership of the Assets during the tax year in which the Closing occurs. Any sum required to be paid by one party to the other as a result of such proration shall be paid by wire transfer of immediately available funds.

               3.1.3 SPECIFIC UNDERTAKINGS. Any and all liabilities, obligations and commitments specifically undertaken by the Purchaser pursuant to the other terms of the Agreement.

               3.1.4 BALANCE SHEET LIABILITIES. Any and all liabilities included on the Final Closing Balance Sheet, including, without limitation, all accounts payable.

               3.1.5 PRODUCT LIABILITIES. Subject to the Selling Entities' reimbursement obligations under Section 6.04 of the Agreement, all risks associated with the use following the Closing Date of any equipment purchased hereunder as part of the Assets, including liability to any third party for any injury or damage to persons or property and any damage to the equipment itself, due to any condition of, defect in or design of the equipment, latent or otherwise, whether such condition, defect or design now exists or hereafter occurs.

               3.1.6 CERTAIN OTHER COSTS AND OBLIGATIONS. Any and all costs and obligations, whether direct or indirect including, without limitation, administrative costs, related to any unassigned contract or claim of which the Purchaser obtains the benefit pursuant to Section 2.03 of the Agreement, excluding any and all costs of the Selling Entities associated with novation.

          3.2 PERFORMANCE BONDS. The Purchaser shall obtain replacement Performance Bonds as required by Section 3.04(f) of the Agreement.

          3.3 EXCLUDED LIABILITIES. The Purchaser shall not assume and shall not be responsible for any liabilities, obligations or commitments of the Selling Entities other than the Assumed Liabilities (the "EXCLUDED LIABILITIES").

          3.4 SHARED LIABILITIES. Liabilities relating to the Business for utility charges or with respect to rentals payable on leased property included as part of the Assets, which in either case are for periods beginning before and ending after the Closing Date, shall be shared by the Selling Entities and Purchaser on the basis of the proportionate number of calendar days in such period.

     4.0 POWER OF ATTORNEY. Selling Entities hereby irrevocably constitute and appoint the Purchaser as their true and lawful attorney in fact with full power of substitution, in the name of the Selling Entities, or either of them, or otherwise, and on behalf and for the benefit of the Purchaser (1) to collect for the account of the Purchaser all accounts receivable and other items to be transferred to the Purchaser as provided herein; (2) to endorse checks received in connection therewith; (3) to demand and receive the properties and assets conveyed or transferred hereby, or intended to be so; (4) to give receipts, releases and acquittances for and in respect of the same or any part thereof;
(5) to institute and prosecute in the name of the Selling Entities, or otherwise, but at the expense and for the benefit of the Purchaser, any and all proceedings at law or in equity or otherwise, which the Purchaser may deem proper to collect, assert or enforce with respect to any claim, title, right, debt or account hereby transferred and assigned or intended to be so; (6) to defend and compromise any and all actions, writs or proceedings in respect of any of the properties and assets hereby assigned and transferred or intended so to be, which the Purchaser shall deem desirable; and (7) to do all such other acts and things in relation to the properties and assets hereby assigned and transferred as the Purchaser shall deem advisable. The Selling Entities agree that the foregoing powers are coupled with an interest and shall be irrevocable by the Selling Entities for any reason. The Selling Entities further agree that the Purchaser shall retain for its own account any amounts collected pursuant to the foregoing powers (other than Uncollected Receivables assigned to the Selling Entities), including any sums payable as interest in respect thereof, and the Selling Entities agree to pay to the Purchaser, when received, any amounts which shall be received by the Selling Entities in respect of any accounts receivable or other assets or property to be sold to the Purchaser as provided herein.

     5.0 FURTHER ASSURANCES. The Selling Entities covenant and agree with the Purchaser that the Selling Entities will, whenever and as often as required to do so by the Purchaser, execute, acknowledge and deliver any and all such other deeds, assignments, transfers, conveyances, confirmations, powers of attorney, and any instruments of further assurance, approval and consent, and take such other action as the Purchaser may hereafter reasonably deem necessary or proper in order to complete or perfect the conveyance and transfer to the Purchaser of the assets, properties and rights conveyed and transferred hereby or intended to be so conveyed and transferred.

     6.0 BINDING INSTRUMENT. This instrument shall be binding on the parties hereto and their respective successors and assigns. Nothing in this instrument, express or implied, is intended to confer upon any person other than the foregoing, any rights, remedies, obligations or liabilities under or by reason of this instrument, except as expressly provided herein.

     7.0 FURTHER BILLS OF SALE. The Selling Entities and the Purchaser shall execute such further individual bills of sale and assignment and assumption agreements as may be appropriate to effect the transfer of specific Assets to the Purchaser from the Selling Entities. The Selling Entities and the Purchaser specifically recognize that, with regard to this Bill of Sale, such further bills of sale and assignment and assumption agreements shall be deemed to be corrective bills of sale and assignment and assumption agreements to the extent that they purport to convey the same Assets as are covered by this Bill of Sale and to such extent shall be deemed to have replaced this Bill of Sale without requiring the parties to specifically amend this Bill of Sale. Except as provided in this Paragraph 7.0, this Bill of Sale shall continue in full force and effect without change.

     8.0 COUNTERPARTS. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     9.0 PARENT GUARANTY. The Parent is executing this Bill of Sale to evidence its guaranty of the obligations of the Purchaser hereunder.

     IN WITNESS WHEREOF, the Purchaser, Parent and the Selling Entities have caused this Bill of Sale to be executed in their respective corporate names by their respective, duly authorized officers on and as of the day and year first written above.


BROWN & ROOT, INC.                     NUS ACQUISITION CORP.





By:____________________________        By:____________________________
   (Name)                                 (Name)
   (Title)                                (Title)


HALLIBURTON NUS CORPORATION            TETRA TECH, INC.


By:____________________________        By:____________________________
   (Name)                                 (Name)
   (Title)                                (Title)

STATE OF TEXAS      )
COUNTY OF HARRIS    )

     BEFORE ME, the undersigned, a Notary Public in and for said State, on this day personally appeared _________________, the ________________________ of
Brown & Root, Inc., a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this ____ day of _____________, 1997.

                         _________________________________
[SEAL]                   Notary Public
                         My commission expires: _____________






STATE OF TEXAS      )
COUNTY OF HARRIS    )

     BEFORE ME, the undersigned, a Notary Public in and for said State, on this day personally appeared _________________, the ________________________ of
Halliburton NUS Corporation, a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this ____ day of _____________, 1997.
 .

                         _________________________________
[SEAL]                   Notary Public
                         My commission expires: _____________

STATE OF ___________)
COUNTY OF __________)

     BEFORE ME, the undersigned, a Notary Public in and for said State, on this day personally appeared _________________, the ________________________ of NUS
Acquisition Corp., a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this ____ day of _____________, 1997.

                         _________________________________
[SEAL]                   Notary Public
                         My commission expires: _____________




STATE OF ___________)
COUNTY OF __________)

     BEFORE ME, the undersigned, a Notary Public in and for said State, on this day personally appeared _________________, the ________________________ of
Tetra Tech, Inc., a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this ____ day of _____________, 1997.

                         _________________________________
[SEAL]                   Notary Public
                         My commission expires: _____________

                   EXHIBIT B -- CONFIDENTIALITY AGREEMENT


DILLON, READ & CO. INC.

                                                          2001 ROSS AVENUE
                                                             SUITE 3950
                                                         DALLAS, TEXAS 75201
                                                            214-969-4000



                                                                August 5, 1997

STRICTLY PRIVATE AND CONFIDENTIAL

Tetra Tech, Inc.
670 North Rosemead Blvd.
Pasadena, CA  91107

Re:  CONFIDENTIALITY AGREEMENT

Attention:  Dr. Li-San Hwang


Gentlemen:

     Dillon, Read & Co. Inc. ("Dillon Read") has been retained by Brown & Root, Inc. ("B&R") to explore the possible sale of its Environmental Services business (the "Environmental Business") principally operated by B&R's subsidiary, Halliburton NUS Corporation ("HNUS"). You have requested information concerning the Environmental Business in connection with your investigation.

     Dillon Read is furnishing to you oral and written information on behalf of B&R and HNUS, and may furnish additional information in the future, that B&R and HNUS consider confidential. By accepting such information, you agree that any information that may be furnished to you by officers, directors, employees, agents or financial advisors of B&R or HNUS will be kept confidential. In no event shall you use such information to the detriment of B&R nor HNUS. You agree to provide such material only to responsible officers, employees or agents (including your outside legal counsel, accountants, sources of financing and financial advisors) of your company hereinafter referred to as "Representatives" (all of whom shall be informed by you of this Agreement and shall agree to be bound by the terms hereof), for the exclusive purpose of evaluating a possible acquisition transaction, and you shall be responsible for compliance with the terms of this Agreement by all such persons to whom you provide such information.

     You agree not to make such material available to any other person or group as defined above for any other purpose whatsoever. You further agree that without B&R's prior written consent, you will not disclose to any person the fact that you have requested confidential information regarding the Environmental Business, or that discussions or negotiations are taking place concerning a possible acquisition transaction involving you and B&R and HNUS or the status thereof, unless, in the opinion of your counsel, such disclosure is required by the United States securities laws (in which case you shall notify B&R and its counsel prior to any disclosure you propose to make concerning the reasons for, and nature of, your proposed disclosure).

     In the event that you are requested in any proceeding to disclose any material concerning the Environmental Business, you will give B&R prompt notice of such request so that B&R may seek an appropriate protective order. If in the absence of a protective order you are nonetheless compelled to disclose material concerning the Environmental Business, you may disclose such information without liability hereunder; provided, however, that you give B&R written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon B&R's request and at B&R's expense, use your best efforts to obtain assurances that confidential treatment will be accorded to such information.

     In the event that you do not make an acquisition proposal or offer, or an acquisition transaction does not proceed for any other reason, you agree upon the request of B&R or Dillon Read to return all information furnished to you and any copies thereof and to destroy any notes, extracts or analyses which are based upon or derived from such information. Your obligations under the Agreement shall survive the return or destruction of such information and shall expire on the third anniversary of the date of this Agreement.

     The foregoing restrictions with respect to information furnished to you shall not apply to any information which you demonstrate (i) becomes generally available to the public other than as a result of a disclosure by you or your representatives, (ii) was available to you on a non-confidential basis prior to its disclosure to you by B&R, HNUS or their representatives or (iii) becomes available to you on a non-confidential basis from a source other than B&R, HNUS or their representatives, which source was not itself bound by a confidentiality agreement with B&R, HNUS or their representatives.

     You further agree that for a period of two years from the date of this Agreement, your "Representatives" will not, without the prior written approval of HNUS or B&R, as applicable, directly or indirectly solicit for employment or hire any person who is now employed in an executive, managerial, marketing or technical role by HNUS or by B&R in the Environmental Business, who comes to your attention in connection with your evaluation of HNUS.

     You agree that money damages would not be a sufficient remedy for any breach of this agreement by you or your directors, officers, employees and agents, and that in addition to all other remedies, B&R and HNUS shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and you further agree to waive, and to use your best efforts to cause your directors, officers, employees or agents to waive, any requirements for the securing or posting of any bond in connection with such remedy.

     You understand that none of B&R, HNUS or Dillon Read makes any representation or warranty as to the accuracy or completeness of any of the information provided to you. Further, you hereby agree that B&R, HNUS and their representatives shall have no liability hereunder to you or any of you representatives for any representations, express or implied, contained in such information, except as may be provided in any subsequent definitive agreement.

     You agree that this Agreement will be governed by and construed in accordance with the laws of the State of Texas without regard to its choice of law principles. You hereby irrevocably and unconditionally consent to submit to the jurisdiction of the courts of the United States of America for the Southern District of Texas or the courts of the State of Texas located in Harris County, Texas for any action, suit or proceeding arising out of or related to this Agreement (and you agree not to commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of process, summons, notice or document by U.S. registered mail to your address set forth above shall be effective service of process for any action, suit or proceeding brought against you in any such court.

     You acknowledge that this Agreement, in addition to being for the benefit of Dillon Read, is for the benefit of B&R and HNUS and you agree that any action, suit or proceeding for the enforcement of the terms of this Agreement may be brought by B&R or HNUS without the necessity of any joinder therein by Dillon Read and you expressly waive any claim that there is a lack of privity of contract between you and B&R and HNUS and, that, as a consequence thereof, B&R and HNUS have no standing to bring an action with respect to this Agreement.

     If the foregoing is acceptable, please execute this Agreement in the space provided below and return one copy to Dillon Read.

                                        Sincerely,

                                        DILLON, READ & CO. INC.



                                        By: ______________________
                                              Jeffrey W. Miller
                                                Vice President


Accepted and agreed to as
of the date written below:


By: ______________________

Date: ____________________

                                   EXHIBIT C
                              ASSIGNMENT OF LEASE

     Agreement made this ___ day of _____________, 1997, between [Brown & Root, Inc.] [Halliburton NUS Corporation], with offices at 4100 Clinton Drive, Houston, Texas, 77020, hereinafter called Assignor, and NUS Acquisition Corp., with offices at 670 N. Rosemead Blvd., Pasadena, California 91107, hereinafter called Assignee;

                                  WITNESSETH:

     IN CONSIDERATION of the sum of one dollar ($1.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt of which is hereby acknowledged, Assignor hereby assign to Assignee, its successors and assigns, effective the date hereof, all its right, title and interest in and to that certain [Lease Agreement] between ______________________ as [Landlord], and Assignor, as Tenant, a copy of which is attached hereto as Exhibit A;

     TO HAVE AND TO HOLD the same for the unexpired term of said [Lease Agreement], and any extensions thereof, subject to the payment of the rent and the performance of the covenants, conditions and stipulations contained therein and in any amendments thereto.

     Assignee covenants to pay the rents reserved and to perform the covenants, conditions and stipulations in said [Lease Agreement], as amended, to be performed by Tenant, and Assignor is hereby released from any and all obligations and liabilities therefor arising from and after the date hereof.

     IN WITNESS WHEREOF, the parties hereto have signed and delivered this instrument on the day and year first above written.

Assignor:                              Assignee:


___________________________            ___________________________
By: _______________________            By:________________________
Title:_____________________            Title:_______________________

ACCEPTED AND AGREED TO
this ____ day of ___________, 1997


___________________________
By: _______________________
Title:_____________________

STATE OF TEXAS      )
                    )
COUNTY OF _____     )

     On this ___ day of _________________, 1997, before me, a Notary Public in and for said state, personally appeared _____________________, ______________________ of _____________________________ and acknowledged to me that he executed the same for the purposes therein stated.



                         __________________________________
                         Notary Public, State of Texas

STATE OF TEXAS      )
                    )
COUNTY OF _____     )

     On this ___ day of _________________, 1997, before me, a Notary Public in and for said state, personally appeared _____________________, ______________________ of NUS Acquisition Corp. and acknowledged to me that he executed the same for the purposes therein stated.



                         __________________________________
                         Notary Public, State of Texas

                    EXHIBIT D - FINAL CLOSING BALANCE SHEET

                               NUS ENVIRONMENTAL
                 COMPARATIVE STATEMENT OF NET OPERATING ASSETS
                                  (UNAUDITED)

ASSETS
------
Cash
Trade Accounts Receivable, Less Allowance
   for Doubtful Accounts
Retainage
Notes Receivable
Unbilled Work on Uncompleted Contracts
Inventory of Small Tools
Other Current Assets
   Total Current Assets

Property, Plant and Equipment at Cost
Less: Accumulated Depreciation
   Total Property, Plant and Equipment

Total Assets

LIABILITIES AND EQUITY
----------------------
Accounts Payable and Accruals
Advance Billings on Uncompleted Contracts
Current Maturities of Long Term Debt
   Total Current Liabilities

Estimated Vacation Expense
Reserves and Contingencies
   Total Deferred Credits and Reserves

Corporate Investment and Advances

Total Liabilities and Equity

                    EXHIBIT E - ADJUSTED JUNE BALANCE SHEET

                               NUS ENVIRONMENTAL
                 COMPARATIVE STATEMENT OF NET OPERATING ASSETS
                                  (UNAUDITED)

                                                                      JUNE
ASSETS                                                                1997
------                                                                ----
Cash                                                                    -
Trade Accounts Receivable, Less Allowance
  for Doubtful Accounts                                              16,867
Retainage                                                             1,433
Notes Receivable                                                        421
Unbilled Work on Uncompleted Contracts                               11,798
Inventory of Small Tools                                                310
Other Current Assets                                                    459
                                                                    --------
  Total Current Assets                                               31,288

Property, Plant and Equipment at Cost                                 6,508
Less: Accumulated Depreciation                                        5,479
                                                                    --------
  Total Property, Plant and Equipment                                 1,029

Total Assets                                                         32,317
                                                                    --------
                                                                    --------

LIABILITIES AND EQUITY
----------------------
Accounts Payable and Accruals                                            -
Advance Billings on Uncompleted Contracts                             2,670
Current Maturities of Long Term Debt                                     -
                                                                    --------
  Total Current Liabilities                                           2,670

Estimated Vacation Expense                                               -
Reserves and Contingencies                                              657
                                                                    --------
  Total Deferred Credits and Reserves                                   657

Corporate Investment and Advances                                    28,990

Total Liabilities and Equity                                         32,317
                                                                    --------
                                                                    --------

                                     NUS ENVIRONMENTAL
                                 STATEMENT OF OPERATIONS


EXHIBIT F - FINANCIAL STATEMENTS

                                                              JUNE
                           1994        1995        1996       1997
                           ----        ----        ----       ----
REVENUE
 REMEDIATION PROJECTS      6,978      11,422       7,350      3,192
 NORTHEAST                48,405      46,446      39,270     23,896
 SOUTH                    49,017      50,027      44,226     18,184
 ERTP                      5,376       5,705       5,535      2,920
 SITE SPECIFIC             4,036       5,069       4,235      1,160
                        -------------------------------------------
 TOTAL REVENUE           113,812     118,669     100,616     49,351

JOB INCOME
 REMEDIATION PROJECTS         19       5,520         577         46
 NORTHEAST                10,753      10,322       8,717      4,441
 SOUTH                    11,380      10,924       8,431      3,674
 ERTP                        (16)         88         (29)       (67)
 SITE SPECIFIC             1,975       3,456       2,991        492
                        -------------------------------------------
 TOTAL JOB INCOME         24,111      30,310      20,687      8,583

OTHER JOB COST
 REMEDIATION PROJECTS          9      (1,700)          -        (60)
 NORTHEAST                (4,016)     (4,312)     (3,860)    (1,925)
 SOUTH                    (3,891)     (4,676)     (5,660)    (1,615)
 ERTP                        707         760         698        425
 SITE SPECIFIC                 2         (97)        (60)        (2)
                        --------------------------------------------
 TOTAL OTHER JOB COST     (7,189)    (10,025)     (8,882)    (3,176)

JOB INCOME/LOSS
 REMEDIATION PROJECTS         28       3,820         577        (13)
 NORTHEAST                 6,737       6,010       4,857      2,515
 SOUTH                     7,489       6,248       2,771      2,059
 ERTP                        691         848         669        357
 SITE SPECIFIC             1,977       3,359       2,931        490
                        -------------------------------------------
 TOTAL JOB INCOME/LOSS    16,922      20,285      11,805      5,408

OVERHEAD
 REMEDIATION PROJECTS     (1,909)       (988)     (1,856)       (67)
 NORTHEAST                (1,941)     (2,264)     (1,616)      (803)
 SOUTH                      (982)     (1,950)     (1,036)      (979)
 ERTP                          -           -           -        (81)
 SITE SPECIFIC                 -           -           -          -
 SUB-UNIT O/H             (8,274)     (6,040)     (4,028)    (1,588)
                        --------------------------------------------
 TOTAL OVERHEAD          (13,106)    (11,242)     (8,536)    (3,520)

BUI
 REMEDIATION PROJECTS     (1,882)      2,832      (1,279)       (80)
 NORTHEAST                 4,796       3,746       3,241      1,710
 SOUTH                     6,507       4,298       1,735      1,080
 ERTP                        691         848         669        276
 SITE SPECIFIC             1,977       3,359       2,931        490
 SUB-UNIT O/H             (8,274)     (6,040)     (4,028)    (1,588)
                        -------------------------------------------
 TOTAL BUI                 3,816       9,043       3,269      1,889

 ADJ. EXTRAORDINARY ITEMS:
   WRITE-OFF SOIL SAW                  1,700       1,370
   SACRAMENTO SETTLEMENT    (176)     (4,425)
   UST A/R RESERVES                                2,000
                        -------------------------------------------

 ADJUSTED BUI              3,640       6,318       6,639      1,889
                        -------------------------------------------
                        -------------------------------------------

                               NORTHEAST_INCST
 INCOME STATEMENT

                                                                                                  JUNE
                                       1993           1994           1995           1996          1997
                                       ----           ----           ----           ----          ----
 REVENUE
         NORTHEAST:
            GAITHERSBURG               12,521          9,729          8,789          8,948         4,935
            PITTSBURGH                 16,414         24,052         23,443         21,417        11,708
            PHILADELPHIA                6,456          5,118          5,600          4,468         3,935
            BOSTON                     11,458          6,563          4,911          2,775         2,689
            LANSING                     2,528          2,943          3,703          1,662           629
                                      -------        -------        -------        -------       -------
         TOTAL REVENUE                 49,377         48,405         46,446         39,270        23,896
 JOB INCOME
         NORTHEAST:
            GAITHERSBURG                3,467          2,768          2,762          2,455           921
            PITTSBURGH                  2,779          4,733          4,573          4,094         2,255
            PHILADELPHIA                1,311          1,113          1,200            949           598
            BOSTON                      1,519          1,404          1,099            736           539
            LANSING                       625            735            688            483           128
                                      -------        -------        -------        -------       -------
         TOTAL JOB INCOME               9,701         10,753         10,322          8,717         4,441
 OTHER JOB COST
         NORTHEAST:
            PGH ADMIN                       -              -              -             12             3
            FACILITY O/H                    -              -              -              -          (165)
            GAITHERSBURG               (1,047)        (1,864)        (1,395)        (1,339)         (811)
            PITTSBURGH                 (1,070)          (810)        (1,632)        (1,252)         (391)
            PHILADELPHIA                 (408)          (685)          (353)          (560)         (292)
            BOSTON                       (381)          (383)          (720)          (531)         (180)
            LANSING                      (313)          (274)          (212)          (190)          (89)
                                       -------        -------        -------        -------       -------
         TOTAL OTHER JOB COST          (3,219)        (4,016)        (4,312)        (3,860)       (1,925)
 JOB INCOME/LOSS
         NORTHEAST:
            PGH ADMIN                        -              -              -             12             3
            FACILITY O/H                     -              -              -              -          (165)
            GAITHERSBURG                 2,420            903          1,367          1,117           110
            PITTSBURGH                   1,709          3,924          2,942          2,842         1,864
            PHILADELPHIA                   903            428            848            389           306
            BOSTON                       1,138          1,021            378            205           358
            LANSING                        312            461            477            293            39
                                       -------        -------        -------        -------       -------
         TOTAL JOB INCOME/LOSS           6,482          6,737          6,010          4,857         2,515
 OVERHEAD
         NORTHEAST:
            PGH ADMIN                      333            633            577            483           276
            SUPERFUND                        3            273            483            100             6
            GAITHERSBURG                     -            402            225            151           142
            PITTSBURGH                       -            525            709            684           284
            PHILADELPHIA                     -             76            107            140            58
            BOSTON                           -             10            132             30             9
            LANSING                          -             22             31             28            28
                                       -------        -------        -------        -------       -------
         TOTAL OVERHEAD                    336          1,941          2,264          1,616           803


                               NORTHEAST_INCST
 INCOME STATEMENT

                                                                                                  JUNE
                                       1993           1994           1995           1996          1997
                                       ----           ----           ----           ----          ----
 REVENUE
 BUI
         NORTHEAST:
            PGH ADMIN                   (333)          (633)          (577)          (471)          (274)
            SUPERFUND                     (3)          (272)          (483)          (100)            (6)
            FACILITY O/H                    -              -              -              -          (165)
            GAITHERSBURG                2,420            501          1,142            966           (32)
            PITTSBURGH                  1,709          3,399          2,233          2,158         1,580
            PHILADELPHIA                  903            352            741            249           247
            BOSTON                      1,138          1,012            246            175           349
            LANSING                       312            439            446            264            11
                                      -------        -------        -------        -------       -------
         TOTAL BUI                      6,146          4,798          3,746          3,241         1,710



                                  SOUTH_INCST
INCOME STATEMENT
                                                                           JUNE
                                1993       1994       1995       1996      1997
                                ----       ----       ----       ----      ----
 SOUTH:
   ALBUQUERQUE                   211      2,391      2,785      5,313     2,223
   FLORIDA                     4,000      8,881      9,968      7,139     3,909
   OAKRIDGE/ATLANTA           11,403     11,911     13,416     10,213     4,626
   HOUSTON                     4,351      4,903      5,055      5,732     1,809
   SAVANNAH RIVER CTR         22,559     20,931     18,803     15,829     5,617
                            ---------------------------------------------------
 TOTAL REVENUE                42,524     49,017     50,027     44,226    18,184
JOB INCOME
 SOUTH:
  ALBUQUERQUE                     35        567        772        476       456
  FLORIDA                        754      2,324      2,169      1,326       584
  OAKRIDGE/ATLANTA             2,145      2,499      2,474      1,486       690
  HOUSTON                         35      1,028        843        886       477
  SAVANNAH RIVER CTR           5,525      4,962      4,666      4,257     1,467
                            ---------------------------------------------------
 TOTAL JOB INCOME              8,494     11,380     10,924      8,431     3,674
OTHER JOB COST
 SOUTH:
  ALBUQUERQUE                   (54)        (92)      (392)      (291)      (91)
  FLORIDA                      (448)     (1,196)    (1,429)    (3,131)     (511)
  OAKRIDGE/ATLANTA           (1,124)     (1,198)    (1,156)      (757)     (339)
  HOUSTON                    (1,260)       (481)      (191)      (289)     (217)
  SAVANNAH RIVER CTR           (761)       (924)    (1,508)    (1,192)     (457)
                            ----------------------------------------------------
 TOTAL OTHER JOB COST        (3,647)     (3,891)    (4,676)    (5,660)   (1,615)
JOB INCOME/LOSS
 SOUTH:
  ALBUQUERQUE                   (19)        475        380        185       364
  FLORIDA                       306       1,128        735     (1,805)       73
  OAKRIDGE/ATLANTA            1,021       1,301      1,318        729       352
  HOUSTON                    (1,225)        547        652        597       260
  SAVANNAH RIVER CTR          4,764       4,038      3,158      3,065     1,010
                            ---------------------------------------------------
 TOTAL JOB INCOME/LOSS        4,847       7,489      6,248      2,771     2,059
OVERHEAD
 SOUTH:
  ALBUQUERQUE                   -            21         38        134       142
  FLORIDA                       -            28        330        154        18
  SO REG MGMT                  242          427        988         -        208
  OAKRIDGE/ATLANTA              -           205        337        289        97
  HOUSTON                       -           189        204        270       178
  SAVANNAH RIVER CTR            -           112         53        189       336
                            ---------------------------------------------------
 TOTAL OVERHEAD                242          982      1,950      1,036       979

                                       SOUTH_INCST
INCOME STATEMENT
                                                                           JUNE
                                1993       1994       1995       1996      1997
                                ----       ----       ----       ----      ----
BUI
 SOUTH:
  ALBUQUERQUE                  (19)         454        343         51       222
  FLORIDA                      306        1,100        404     (1,959)       55
  SO REG MGMT                 (242)        (427)      (988)        -       (208)
  OAKRIDGE/ATLANTA           1,021        1,096        981        441       255
  HOUSTON                   (1,225)         358        449        327        82
  SAVANNAH RIVER CTR         4,764        3,926      3,105      2,876       674
                            ---------------------------------------------------
 TOTAL BUI                   4,605        6,507      4,298      1,735     1,080

                                SUBUNIT_INCST
 INCOME STATEMENT
                                                                            JUNE
                                     1993      1994      1995      1996     1997
                                     ----      ----      ----      ----     ----

BUI
        BID & PROPOSAL                 406     2,477     3,116     1,031     589
        GOV'T CNTR PRICING           1,090       735       438       367     113
        PERSONNEL                      451       459       274       111       1
        NUS PENSION/PROFIT               -       201       124        85      56
        COMMON CMPTR CHGS              363       651       687       376      90
        BUSINESS DEVELOPMENT            92     1,945     1,261     1,005      53
        IDLE FACILITIES                  -         -         -       265       -
        BRE MGMT SUPPORT             1,353     1,747       371     1,031     316
        DOE BUS DEV                    231        72         7         -       -
        G'BURG PROCUREMENT             105       369       413       363      41
        HOUSTON PROCUREMENT              -       233       192         1       -
        CONTRACT ADMIN                   -         -         -       384     233
        CONTRACT ADMIN-1189            258         -       101         1       -
        HOUSTON CON ADM                  -       470       250         -       -
        SECURITY ADMIN                   -         6         -         -       -
        TECHNICAL DIRECTOR             115        (2)        -         -       -
        BUS DEV-1320                    36       320         -         -       -
        ENV OPS O/H                  2,486        31         -         -       -
        FINANCE & ADMIN                  -     1,302         -         -       -
        IT AQUISITION                  808        10         -         -       -
        GOV'T COMPLIANCE                 -         -       237       194      96
        GOV'T COMPLIANCE-1391            -         -       (11)        -       -
        MARKETING                        -       811       695         -       -
        MENTOR/PROTEGE                   -        40         4         -       -
        MISC CORP ALLOC                  -       292         -         -       -
        HOUSTON FACILITIES              64        41         -         -       -
        LOBBYING COST                    -         -         5         -       -
                                   ---------------------------------------------
        TOTAL BUI                    7,858    12,210     8,164     5,214   1,588


        REVENUE SUPPORTED:

        BRE                        101,754   113,812   118,669   100,616
        PGH LAB                      5,068     6,118     4,877     1,902
        NUS NUCLEAR                 66,758    48,014    36,842    27,710
                                   -------------------------------------

        TOTAL REVENUE              173,580   167,944   160,388   130,228

        BRE %                           59%       68%       74%       77%

                                     4,606     8,274     6,040     4,028

                                       NUS ENVIRONMENTAL
                      COMPARATIVE STATEMENT OF NET OPERATING ASSETS
                                          (UNAUDITED)

                                                                         JUNE
ASSETS                                             1995       1996       1997
------                                             ----       ----       ----
Cash                                                  -          -          -
Trade Accounts Receivable, Less Allowance
  for Doubtful Accounts                          18,839     17,107     16,867
Retainage                                           809      1,320      1,433
Notes Receivable                                    596        527        421
Unbilled Work on Uncompleted Contracts           21,247     16,287     11,798
Inventory of Small Tools                            311        311        310
Other Current Assets                                267        121        459
                                               --------------------------------
  Total Current Assets                           42,069     35,673     31,288

Property, Plant and Equipment at Cost             8,153      7,069      6,508
Less: Accumulated Depreciation                    4,811      5,146      5,479
                                               -------------------------------
  Total Property, Plant and Equipment             3,342      1,923      1,029

Total Assets                                     45,411     37,596     32,317
                                               -------------------------------
                                               -------------------------------

LIABILITIES AND EQUITY
----------------------
Accounts Payable and Accruals                         -           -         -
Advance Billins on Uncompleted Contracts          3,508       4,704     2,670
Current Maturities of Long Term Debt                  -           -         -
                                               -------------------------------
  Total Current Liabilities                       3,508       4,704     2,670

Estimated Vacation Expense                                                  -
Reserves and Contingencies                        1,664       1,147       657
                                               -------------------------------
  Total Deferred Credits and Reserves             1,664       1,147       657

Corporate Investment and Advances                40,239      31,745    28,990

Total Liabilities and Equity                     45,411      37,596    32,317
                                               -------------------------------
                                               -------------------------------

                                                  HALLIBURTON NUS CORPORATION
                                                        BALANCE SHEET
                                                PERIOD ENDING DECEMBER 30, 1995
                                                                                                              REDUCTIONS
                                                              PGH      RESIDUAL     PEN/PS                    CORPORATE
                                                 CO 080       LAB        NUS       RESERVES   CRLAKE LAB   RESERVE      RCC
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
        ASSETS
------------------------------------
CASH ON HAND AND IN BANKS                       3,735,717        200    (169,207)
TRADE ACCOUNTS RECEIVABLE, LESS
  ALLOWANCE FOR DOUBTFUL ACCOUNTS              38,062,836    378,702   6,994,914                  1,447
RETAINAGE                                       1,323,054                513,703
NOTES RECEIVABLES                                 726,486                                       666,450
EMPLOYEE RECEIVABLES                              557,191      2,125      19,402
OTHER RECEIVABLES                                  17,979
UNBILLED WORK ON UNCOMPLETE CONTRACTS          28,539,034    428,083   4,527,824                 (2,400)
RECEIVABLES FROM UNCONSOLIDATED 20% TO 50%
  OWNED COMPANIES AND JOINT VENTURES               19,759               (130,860)
RECEIVABLES FROM UNIDENTIFIED RELATED CO              -
INVENTORY OF OPERATING SUPPLIES                 1,198,456    361,510     525,784
OTHER CURRENT ASSETS                              293,789      2,900      43,175
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
TOTAL CURRENT ASSETS                           74,474,301  1,173,520  12,324,735         -      665,497         -           -
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------

INVESTMENTS IN UNCONSOLIDATED SUBS              3,464,252              3,464,252
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
PROPERTY, PLANT AND EQUIPMENT, AT COST         23,069,390  5,970,255   2,792,823              4,212,387
 LESS ACCUMULATED DEPRECIATION                 12,743,747  3,151,653   2,046,596              1,445,311
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
TOTAL PROPERTY, PLANT AND EQUIPMENT            10,325,643  2,818,602     746,227          -   2,767,076         -           -
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
PREPAID INCENTIVE COMPENSATION                    331,539
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
RETAINAGE-NON CURRENT                              13,987                 13,987
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
OTHER ASSETS
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
TOTAL ASSETS                                   88,609,722  3,992,122  16,549,201        -     3,432,573         -           -
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
ACCOUNTS PAYABLE AND ACCRUALS                   4,437,164     47,542     133,230                   400                       88
ADVANCE BILLINGS ON UNCOMPLETED CONTRACTS      11,001,527              4,383,905
PAYABLES TO UNCONSOLIDATED 20% TO 50%
  OWNED COMPANIES AND JOINT VENTURES                2,632                    -
CURRENT MATURITIES OF LONG-TERM DEBT                3,451                    -
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
TOTAL CURRENT LIABILITIES                      15,444,774     47,542   4,517,135         -          400         -            88
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
ESTIMATED LOSS ON INVESTMENT                           (1)                    (1)
RESERVE FOR RESTRUCTURING                         211,846     13,048      35,035
ESTIMATED VACATION EXPENSE                      2,973,901    137,350   1,285,794
ESTIMATED LOSSES ON UNCOMPLETED CONTRACTS      12,152,823      5,933   3,381,080                666,450
SUPPLEMENTAL RETIREMENT                         1,287,205                          1,287,205
OTHER DEFERRED CREDIT AND RESERVES                  7,835                (30,925)
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
TOTAL DEFERRED CREDITS AND RESERVES            16,633,609    156,331   4,670,983   1,287,205    666,450         -           -
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
CORP INVESTMENTS AND ADVANCES
 EQUITY                                        25,594,196    360,481  (1,499,832) (1,287,205) 2,766,274                 399,802
 ADVANCES                                      30,937,143  3,427,767   8,860,914                   (550)               (399,891)
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
TOTAL CORP INVESTMENT AND ADVANCES             56,531,339  3,788,248   7,361,082  (1,287,205) 2,765,724         -           (89)
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
TOTAL LIABILITY AND SHAREHOLDER'S EQUITY       88,609,722  3,992,122  16,549,201         -    3,432,573         -           -
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------



                                                                                             ADDITIONS
                                                                                             ---------
                                                           UST AR                   OTHER                ADJUSTED
                                               GOVT RATE   EX. UB        ADJ     ADJUSTMENTS REMEDIATION BAL SHEET
                                               ----------  ---------  ----------  ----------  ---------  ----------
        ASSETS
-----------------------------------
CASH ON HAND AND IN BANKS                                                          3,904,724                    -
TRADE ACCOUNTS RECEIVABLE, LESS
  ALLOWANCE FOR DOUBTFUL ACCOUNTS                         11,848,383                                     18,839,390
RETAINAGE                                                                                                   809,351
NOTES RECEIVABLES                                                                                            60,036
EMPLOYEE RECEIVABLES                                                                                        535,664
OTHER RECEIVABLES                                                                                            17,979
UNBILLED WORK ON UNCOMPLETE CONTRACTS          2,338,500                                                 21,247,027
RECEIVABLES FROM UNCONSOLIDATED 20% TO 50%
  OWNED COMPANIES AND JOINT VENTURES                                                 150,619                    -
RECEIVABLES FROM UNIDENTIFIED RELATED CO                                                                        -
INVENTORY OF OPERATING SUPPLIES                                                                             311,162
OTHER CURRENT ASSETS                                                                                        247,714
                                               ---------- ----------  ----------  ----------  ---------  ----------
TOTAL CURRENT ASSETS                            2,338,500 11,848,383         -     4,055,343        -    42,068,323
                                               ---------- ----------  ----------  ----------  ---------  ----------
INVESTMENTS IN UNCONSOLIDATED SUBS                                                                              -
                                               ---------- ----------  ----------  ----------  ---------  ----------
PROPERTY, PLANT AND EQUIPMENT, AT COST                                             1,940,344              8,153,581
 LESS ACCUMULATED DEPRECIATION                                                     1,289,026              4,811,161
                                               ---------- ----------  ----------  ----------  ---------  ----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                                                  651,318        -     3,342,420

PREPAID INCENTIVE COMPENSATION                                                       331,539                    -
                                               ---------- ----------  ----------  ----------  ---------  ----------
RETAINAGE-NON CURRENT                                                                                           -
                                               ---------- ----------  ----------  ----------  ---------  ----------
OTHER ASSETS                                                                                                    -
                                               ---------- ----------  ----------  ----------  ---------  ----------
TOTAL ASSETS                                    2,338,500 11,848,383         -     5,038,200       -     45,410,743
                                               ---------- ----------  ----------  ----------  ---------  ----------
                                               ---------- ----------  ----------  ----------  ---------  ----------

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
ACCOUNTS PAYABLE AND ACCRUALS                                          4,327,909     (72,005)                   -
ADVANCE BILLINGS ON UNCOMPLETED CONTRACTS                  3,109,610                                      3,508,012
PAYABLES TO UNCONSOLIDATED 20% TO 50%
  OWNED COMPANIES AND JOINT VENTURES                                                   2,632                    -
CURRENT MATURITIES OF LONG-TERM DEBT                                       3,451                                -
                                               ---------- ----------  ----------  ----------  ---------  ----------
TOTAL CURRENT LIABILITIES                            -     3,109,610   4,331,360     (69,373)             3,508,012
                                               ---------- ----------  ----------  ----------  ---------  ----------
ESTIMATED LOSS ON INVESTMENT                                                                                    -
RESERVE FOR RESTRUCTURING                                                            163,763                    -
ESTIMATED VACATION EXPENSE                                             1,550,757                                -
ESTIMATED LOSSES ON UNCOMPLETED CONTRACTS       4,822,071              1,652,924                          1,624,365
SUPPLEMENTAL RETIREMENT                                                                                         -
OTHER DEFERRED CREDIT AND RESERVES                                                                           38,760
                                               ---------- ----------  ----------  ----------  ---------  ----------
TOTAL DEFERRED CREDITS AND RESERVES             4,822,071       -      3,203,681     163,763              1,663,125
                                               ---------- ----------  ----------  ----------  ---------  ----------
CORP INVESTMENTS AND ADVANCES
 EQUITY                                        (2,483,571)                         4,943,810             22,394,437
 ADVANCES                                                  8,738,773  (7,535,041)                        17,845,171
                                               ---------- ----------  ----------  ----------  ---------  ----------
TOTAL CORP INVESTMENT AND ADVANCES             (2,483,571) 8,738,773  (7,535,041)  4,943,810             40,239,608
                                               ---------- ----------  ----------  ----------  ---------  ----------
TOTAL LIABILITY AND SHAREHOLDER'S EQUITY       2,338,500  11,848,383        -      5,038,200        -    45,410,743
                                               ---------- ----------  ----------  ----------  ---------  ----------
                                               ---------- ----------  ----------  ----------  ---------  ----------

                                                  HALLIBURTON NUS CORPORATION
                                                        BALANCE SHEET
                                                PERIOD ENDING DECEMBER 28, 1996
                                                                                                              REDUCTIONS
                                                              PGH      RESIDUAL     PEN/PS                    CORPORATE
                                                 CO 080       LAB        NUS       RESERVES   CRLAKE LAB   RESERVE      RCC
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
        ASSETS
------------------------------------
CASH ON HAND AND IN BANKS                       1,075,831                140,978
TRADE ACCOUNTS RECEIVABLE, LESS
  ALLOWANCE FOR DOUBTFUL ACCOUNTS              32,573,915      5,529     497,601                  1,447
RETAINAGE                                       1,640,575                347,387
NOTES RECEIVABLES                               1,429,766    300,000     440,803                666,450
EMPLOYEE RECEIVABLES                              512,982                  8,328
OTHER RECEIVABLES                                  20,880
UNBILLED WORK ON UNCOMPLETE CONTRACTS          17,704,149      4,939     401,957                 (2,400)
RECEIVABLES FROM UNCONSOLIDATED 20% TO 50%
  OWNED COMPANIES AND JOINT VENTURES               68,996               (130,860)
RECEIVABLES FROM UNIDENTIFIED RELATED CO              -
INVENTORY OF OPERATING SUPPLIES                   311,162
OTHER CURRENT ASSETS                              106,278      2,900       3,771
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
TOTAL CURRENT ASSETS                           55,444,534    313,368   1,709,965         -      665,497         -           -
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
INVESTMENTS IN UNCONSOLIDATED SUBS              4,434,365              4,434,365
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
PROPERTY, PLANT AND EQUIPMENT, AT COST         17,974,291  3,930,693   2,198,997              4,212,367
 LESS ACCUMULATED DEPRECIATION                 10,693,953  1,724,877   1,827,623              1,309,910
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
TOTAL PROPERTY, PLANT AND EQUIPMENT             7,280,338  2,205,816     371,374         -    2,902,457         -           -

PREPAID INCENTIVE COMPENSATION                    215,542
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
RETAINAGE-NONCURRENT                            1,559,134                485,005
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
OTHER ASSETS
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
TOTAL ASSETS                                   68,933,920  2,519,190   7,000,709         -    3,567,954         -           -
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
ACCOUNTS PAYABLE AND ACCRUALS                   3,030,987    150,047      66,827                    400                  45,970
ADVANCE BILLINGS ON UNCOMPLETED CONTRACTS       7,684,958                292,985
PAYABLES TO UNCONSOLIDATED 20% TO 50%
  OWNED COMPANIES AND JOINT VENTURES                7,053                    -
CURRENT MATURITIES OF LONG-TERM DEBT                  -                      -
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
TOTAL CURRENT LIABILITIES                      10,722,998    150,047     359,812         -          400         -        45,970
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
ESTIMATED LOSS ON INVESTMENT                      100,563                     (1)
RESERVE FOR RESTRUCTURING                         143,689                  1,532
ESTIMATED VACATION EXPENSE                      2,623,149     19,786      43,017
ESTIMATED LOSSES ON UNCOMPLETED CONTRACTS      16,482,596  1,086,554   5,395,486                666,450   2,000,000     (45,970)
SUPPLEMENTAL RETIREMENT                         1,325,667                          1,325,667
OTHER DEFERRED CREDIT AND RESERVES                  7,835                (19,086)
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
TOTAL DEFERRED CREDITS AND RESERVES            20,683,499  1,106,340   5,420,948   1,325,667    666,450   2,000,000     (45,970)
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
CORP INVESTMENTS AND ADVANCES
 EQUITY                                        25,127,698 (2,753,438)    466,922  (1,325,667) 2,901,104  (2,000,000)
 ADVANCES                                      12,399,719  4,016,239     753,027
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
TOTAL CORP INVESTMENT AND ADVANCES             37,527,417  1,262,801   1,219,949  (1,325,667) 2,901,104  (2,000,000)        -
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
TOTAL LIABILITY AND SHAREHOLDER'S EQUITY       68,933,920  2,519,190   7,000,709         -    3,567,954         -           -
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------
                                               ----------  ---------  ----------  ----------  ---------  ----------  ----------



                                                                                             ADDITIONS
                                                                                             ---------
                                                           UST AR                   OTHER                ADJUSTED
                                              GOVT RATE    EX  UB        ADJ     ADJUSTMENTS REMEDIATION BAL SHEET
                                              ----------   ---------  ----------  ----------  ---------  ----------
        ASSETS
-----------------------------------
CASH ON HAND AND IN BANKS                                                745,022     189,831                    -
TRADE ACCOUNTS RECEIVABLE, LESS
  ALLOWANCE FOR DOUBTFUL ACCOUNTS                         15,722,185                            759,506  17,106,659
RETAINAGE                                                                                                 1,293,188
NOTES RECEIVABLES                                                                                            22,513
EMPLOYEE RECEIVABLES                                                                                        504,654
OTHER RECEIVABLES                                                                                            20,880
UNBILLED WORK ON UNCOMPLETE CONTRACTS          1,495,417                                        482,732  16,286,968
RECEIVABLES FROM UNCONSOLIDATED 20% TO 50%                                                                      -
  OWNED COMPANIES AND JOINT VENTURES                                                 199,856                    -
RECEIVABLES FROM UNIDENTIFIED RELATED CO                                                                        -
INVENTORY OF OPERATING SUPPLIES                                                                             311,162
OTHER CURRENT                                                                                                99,607
                                              ----------  ----------  ----------  ----------  ---------  ----------
TOTAL CURRENT ASSETS                           1,495,417  15,722,185     745,022     389,687  1,242,238  35,645,631
                                              ----------  ----------  ----------  ----------  ---------  ----------
INVESTMENTS IN UNCONSOLIDATED SUBS                                                                              -
                                              ----------  ----------  ----------  ----------  ---------  ----------
PROPERTY, PLANT AND EQUIPMENT, AT COST                                               563,460              7,068,774
 LESS ACCUMULATED DEPRECIATION                                                       685,436              5,146,107
                                              ----------  ----------  ----------  ----------  ---------  ----------
TOTAL PREOPERTY, PLANT AND EQUIPMENT                 -           -           -      (121,976)       -     1,922,667

PREPAID INCENTIVE COMPENSATION                                                       215,542                    -
                                              ----------  ----------  ----------  ----------  ---------  ----------
RETAINAGE-NONCURRENT                           1,046,754                                                     27,375
                                              ----------  ----------  ----------  ----------  ---------  ----------
OTHER ASSETS                                                                                                    -
                                              ----------  ----------  ----------  ----------  ---------  ----------
TOTAL ASSETS                                   2,542,171  15,722,185     745,022     483,253  1,242,238  37,595,673
                                              ----------  ----------  ----------  ----------  ---------  ----------
                                              ----------  ----------  ----------  ----------  ---------  ----------

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
ACCOUNTS PAYABLE AND ACCRUALS                                          2,820,571     (52,828)                   -
ADVANCE BILLINGS ON UNCOMPLETED CONTRACTS                  3,646,689                            958,382   4,703,666
PAYABLES TO UNCONSOLIDATED 20% TO 50%                                                                           -
  OWNED COMPANIES AND JOINT VENTURES                                       7,053                                -
CURRENT MATURITIES OF LONG-TERM DEBT                                                                            -
                                              ----------  ----------  ----------  ----------  ---------  ----------
TOTAL CURRENT LIABILITIES                            -     3,646,689   2,827,624     (52,828)   958,382   4,703,666
                                              ----------  ----------  ----------  ----------  ---------  ----------
ESTIMATED LOSS ON INVESTMENT                                                                                100,564
RESERVE FOR RESTRUCTURING                                                            142,157                    -
ESTIMATED VACATION EXPENSE                                             2,560,346                                -
ESTIMATED LOSSES ON UNCOMMPLETED CONTRACTS     5,049,258               1,310,878                          1,019,940
SUPPLEMENTAL RETIREMENT                                                                                         -
OTHER DEFERRED CREDIT AND RESERVES                                                                           26,921
                                              ----------  ----------  ----------  ----------  ---------  ----------
TOTAL DEFERRED CREDITS AND RESERVES            5,049,258         -     3,871,224     142,157        -     1,147,425
                                              ----------  ----------  ----------  ----------  ---------  ----------
CORP INVESTMENTS AND ADVANCES
 EQUITY                                       (2,507,087)                            393,924    122,523  30,074,463
 ADVANCES                                                 12,075,496  (5,953,826)               161,333   1,670,116
                                              ----------  ----------  ----------  ----------  ---------  ----------
TOTAL CORP INVESTMENT AND ADVANCES            (2,507,087) 12,075,496  (5,953,826)    393,924    283,856  31,744,579
                                              ----------  ----------  ----------  ----------  ---------  ----------
TOTAL LIABILITY AND SHAREHOLDER'S EQUITY       2,542,171  15,722,185     745,022     483,253  1,242,238  37,595,673
                                              ----------  ----------  ----------  ----------  ---------  ----------
                                              ----------  ----------  ----------  ----------  ---------  ----------

                                                  HALLIBURTON NUS CORPORATION                             EXHIBIT F-6
                                                        BALANCE SHEET
                                                  PERIOD ENDING JUNE 28, 1997
                                                                                               UST AR
                                                  3802        2420       2408      SUBTOTAL    EX. UB     PGH LAB
                                               ----------  ---------  ----------  ----------  ----------  ----------
        ASSETS
------------------------------------
CURRENT ASSETS

CASH ON HAND AND IN BANKS                           1,950                  1,030       2,980
TRADE ACCOUNTS RECEIVABLE, LESS                                                -
   ALLOWANCE FOR DOUBTFUL ACCOUNTS             30,040,996              1,572,977  31,613,973  14,139,000     (38,400)
RETAINAGE                                       1,385,319                 19,832   1,405,151
NOTES RECEIVABLES                                 300,000                            300,000                 300,000
EMPLOYEE RECEIVABLES                               11,071      1,730                  12,801
OTHER RECEIVABLES                                   7,607                              7,607
UNBILLED WORK ON UNCOMPLETE CONTRACTS          12,453,767              1,323,512  13,777,279                   4,796
RECEIVABLES FROM UNCONSOLIDATED 20% TO 50%                                               -
   OWNED COMPANIES AND JOINT VENTURES              12,581     (1,470)                 11,111
RECEIVABLES FROM UNIDENTIFIED RELATED CO                                                 -
INVENTORY OF OPERATING SUPPLIES                      (890)   311,341        (265)    310,186
OTHER  CURRENT ASSETS                             123,041    337,164       1,500     461,705                   2,900
                                               ----------  ---------  ----------  ----------  ----------  ----------
TOTAL CURRENT ASSETS                           44,335,442    648,765   2,918,586  47,902,793  14,139,000     269,296
                                               ----------  ---------  ----------  ----------  ----------  ----------
EQUITY IN NET ASSETS OF AND PAYABLES TO
 INVESTMENTS IN UNCONSOLIDATED SUBS                   -                                  -
                                               ----------  ---------  ----------  ----------  ----------  ----------
PROPERTY, PLANT AND EQUIPMENT, AT COST         11,628,735    217,469     590,671  12,436,875               3,951,427
 LESS ACCUMULATED DEPRECIATION                  7,633,588    124,120     483,799   8,241,507               1,802,934
                                               ----------  ---------  ----------  ----------  ----------  ----------
TOTAL PROPERTY, PLANT AND EQUIPMENT             3,995,147     93,349     106,872   4,195,368               2,148,493

PREPAID INCENTIVE COMPENSATION                                               -           -                       -
                                               ----------  ---------  ----------  ----------  ----------  ----------
RETAINAGE - NON CURRENT                         1,282,699                          1,282,699
                                               ----------  ---------  ----------  ----------  ----------  ----------
OTHER ASSETS                                          -          -                       -
                                               ----------  ---------  ----------  ----------  ----------  ----------
TOTAL ASSETS                                   49,613,288    742,114   3,025,458  53,380,860  14,139,000   2,417,789
                                               ----------  ---------  ----------  ----------  ----------  ----------
                                               ----------  ---------  ----------  ----------  ----------  ----------
LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
CURRENT LIABILTIES

ACCOUNTS PAYABLE AND ACCURALS                     652,011     47,876     406,882   1,106,769     191,000        (100)
ADVANCE BILLINGS ON UNCOMPLETED CONTRACTS       6,582,174                124,538   6,706,712   2,945,014
PAYABLES TO UNCONSOLIDATED 20% TO 50%
 OWNED COMPANIES AND JOINT VENTURES                                          -           -                       -
CURRENT MATURITIES OF LONG-TERM DEBT                                         -           -                       -
                                               ----------  ---------  ----------  ----------  ----------  ----------
TOTAL CURRENT LIABILITIES                       7,234,185     47,876     531,420   7,813,481   3,136,014        (100)
                                               ----------  ---------  ----------  ----------  ----------  ----------
DEFERRED CREDITS AND RESERVES
 ESTIMATED LOSS ON INVESTMENT                                  (291)                   (291)
RESERVE FOR RESTRUCTURING                                                               -
ESTIMATED VACATION EXPENSE                     2,662,732     19,873      82,085   2,764,690                   3,880
ESTIMATED LOSSES ON UNCOMPLETED CONTRACTS      7,427,001    284,882     596,088   8,307,971                 901,808
SUPPLEMENTAL RETIREMENT                                                                 -
OTHER DEFERRED CREDIT AND RESERVES                11,556   (186,673)      7,835    (167,282)
                                               ----------  ---------  ----------  ----------  ----------  ----------
TOTAL DEFERRED CREDITS AND RESERVES            10,101,289    117,791     686,008  10,905,088         -       905,688
                                               ----------  ---------  ----------  ----------  ----------  ----------
CORP INVESTMENTS AND ADVANCES
 EQUITY                                         3,557,454 (1,217,946)    (80,294)  2,259,214
 ADVANCES                                      28,720,361  1,794,394   1,888,322  32,403,077  11,002,986   1,512,199
                                               ----------  ---------  ----------  ----------  ----------  ----------
TOTAL CORP INVESTMENT AND ADVANCES             32,277,815    576,448   1,808,028  34,662,291  11,002,986   1,512,199
                                               ----------  ---------  ----------  ----------  ----------  ----------
TOTAL LIABILITY AND SHAREHOLDER'S EQUITY       49,613,288    742,114   3,025,458  53,380,860  14,139,000   2,417,789
                                               ----------  ---------  ----------  ----------  ----------  ----------
                                               ----------  ---------  ----------  ----------  ----------  ----------



                                                             ALLOC                  CORP                  ADJUSTED
                                               GOVT RATE      PPE        ADJ        OTHER       EXCLUDED   BAL SHEET
                                               ----------  ---------  ---------   -----------   ---------  ----------
        ASSETS
------------------------------------
CURRENT ASSETS

CASH ON HAND AND IN BANKS                                                         (742,042)      745,022            -
TRADE ACCOUNTS RECEIVABLE, LESS
    ALLOWANCE FOR DOUBTFUL ACCOUNTS                                     646,223                            16,867,150
RETAINAGE                                                                                                   1,405,151
NOTES RECEIVABLES                                                                                                 -
EMPLOYEE RECEIVABLES                                                              (400,146)                   412,947
OTHER RECEIVABLES                                                                                               7,607
UNBILLED WORK ON UNCOMPLETE CONTRACTS           1,974,163                                                  11,798,320
RECEIVABLES FROM UNCONSOLIDATED 20% TO 50%                                                                        -
    OWNED COMPANIES AND JOINT VENTURES                                   11,111                                   -
RECEIVABLES FROM UNIDENTIFIED RELATED CO                                                                          -
INVENTORY OF OPERATING SUPPLIES                                                                               310,186
OTHER CURRENT ASSETS                                                                                          458,805
                                                ---------   ---------   -------   -----------   ---------   ----------
TOTAL CURRENT ASSETS                            1,974,163         -     657,334  (1,142,188)     745,022     31,260,166
                                                ---------   ---------   -------   -----------   ---------   ----------
EQUITY IN NET ASSETS OF AND PAYABLES TO
INVESTMENTS IN UNCONSOLIDATED SUBS                                                                                 -
                                                ---------   ---------   -------   -----------   ---------   ---------
PROPERTY, PLANT AND EQUIPMENT, AT COST                      1,977,374                                       6,508,074
    LESS ACCUMULATED DEPRECIATION                             959,188                                       5,479,385
                                                ---------   ---------   -------   -----------   ---------   ----------

TOTAL PROPERTY, PLANT AND EQUIPMENT                         1,018,186        -          -           -       1,028,689

PREPAID INCENTIVE COMPENSATION                                    -          -          -                          -
                                                ---------   ---------   -------   -----------   ---------  ----------
RETAINAGE-NON CURRENT                           1,254,260                                                      28,439
                                                ---------   ---------   -------   -----------   ---------  ----------
OTHER ASSETS                                                                                                       -
                                                ---------   ----------  -------   -----------   ---------  ----------
TOTAL ASSETS                                    3,228,423   1,018,186   657,334   (1,142,188)    745,022   32,317,294
                                                ---------   ---------   -------   -----------   ---------  -----------
                                                ---------   ---------   -------   -----------   ---------  ----------
LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
CURRENT LIABILITIES

ACCOUNTS PAYABLE AND ACCURALS                                           646,223   (3,032,459)  3,302,105            -
ADVANCE BILLINGS ON UNCOMPLETED CONTRACTS       1,091,400                                                   2,670,298
PAYABLES TO UNCONSOLIDATED 20% TO 50%                                                                             -
    OWNED COMPANIES AND JOINT VENTURES                            -         -            -                        -
CURRENT MATURITIES OF LONG-TERM DEBT                              -         -            -                        -
                                                ---------   ---------   -------   -----------  ----------  -----------
TOTAL CURRENT LIABILITIES                       1,091,400         -     646,223   (3,032,459)  3,302,105    2,670,298
                                                ---------   ---------   -------   -----------  ---------   -----------
DEFERRED CREDITS AND RESERVES
    ESTIMATED LOSS ON INVESTMENT                                           (291)                                  -
RESERVE FOR RESTRUCTURING                                                                                         -
ESTIMATED VACATION EXPENSE                                                          (413,661)  3,174,471          -
ESTIMATED LOSSES ON UNCOMPLETED CONTRACTS       5,359,899               675,400                  714,164      656,700
SUPPLEMENTAL RETIREMENT                                                                                           -
OTHER DEFERRED CREDIT AND RESERVES                                                  (167,282)                     -
                                                ---------   ---------   -------   ----------- ----------   -----------

TOTAL DEFERRED CREDITS AND RESERVES             5,359,899         -     675,109     (580,943)  3,888,635      656,700
                                                ---------   ---------   -------   ----------- ----------   -----------
CORP INVESTMENTS AND ADVANCES
EQUITY                                         (3,222,876)  1,018,186                                       4,463,904
ADVANCES                                                               (663,998)   2,471,214  (6,445,718)  24,526,394
                                                ---------   ---------   -------   ----------- -----------  -----------
TOTAL CORP INVESTMENT AND ADVANCES             (3,222,876)  1,018,186  (663,998)   2,471,214  (6,445,718)  28,990,298
                                               -----------  ---------  ---------  ----------- -----------  -----------
TOTAL LIABILITY AND SHAREHOLDER'S EQUITY        3,228,423   1,018,186   657,334   (1,142,188)    745,022   32,317,294
                                               -----------  ---------  ---------  ----------- -----------  -----------

                      TRANSITION SERVICES AGREEMENT



     This Transition Services Agreement ("Transition Agreement") is made and entered into as of the ____ day of _________, 1997 (the "Agreement Date") by and between NUS Acquisition Corp. ("Purchaser"), a Delaware corporation, Tetra Tech, Inc. ("Parent"), a Delaware corporation, and Brown & Root, Inc. ("Seller"), a Delaware corporation, and Halliburton NUS Corporation ("Seller's Affiliate"), a Delaware corporation. Purchaser, Parent, Seller and Seller's Affiliate are sometimes referred to collectively as the "Parties" and individually as a "Party".

                                   RECITALS

     A. Seller and Seller's Affiliate (sometimes referred to collectively as the "Selling Entities") were previously engaged in the business of providing consulting, engineering and design services with respect to contamination of air, water and soil environmental remediation services (the "Business");

     B. Purchaser, Parent and Selling Entities have entered into a Purchase and Sale Agreement (the "Agreement") dated as of the 18th day of October, 1997, whereby the Selling Entities sold on the date hereof the Business and substantially all of the properties, rights and assets of the Selling Entities in respect of the Business to the Purchaser.

     C. The Selling Entities have provided certain services and support to the Business and Purchaser desires that the Selling Entities continue temporarily to provide such services and support during the months following the date hereof to the Purchaser to provide Purchaser with an orderly transition with respect to the Business;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements made in this Transition Agreement, the Parties hereto agree as follows:

                           SECTION 1

               NATURE OF THE TRANSITION AGREEMENT

     1.1 TERMS AND CONDITIONS. The following are the general terms and conditions under which the Selling Entities will provide Purchaser certain
support, services and facilities ("Seller Services").   Seller Services will be
provided in accordance with these general terms and conditions and in accordance with Exhibit A attached to and made a part of this Transition Agreement.

                           SECTION 2

                        SELLER SERVICES

     2.1 SELLER FACILITIES. As requested by Purchaser, the Selling Entities shall provide Purchaser with substantially the same use of owned real estate, leasehold interests, and the facilities thereon and the shared office equipment, furniture and supplies ("Seller Facilities") at the locations specified in Exhibit A as the Selling Entities made available to the Business immediately prior to the date hereof. Purchaser may only use the Seller Facilities to conduct the Business in the manner in which it was being conducted immediately prior to the date hereof. Subject to Section 2.2 below, Purchaser, with respect to its use of Seller Facilities, shall pay the applicable monthly rent for each of the Seller Facilities at the rate set forth in Exhibit A, which rates include normal utilities and taxes. Selling Entities' obligation to provide Purchaser the use of Seller Facilities shall terminate SIX (6) MONTHS after the Agreement Date. Purchaser shall leave the Seller Facilities in substantially the same condition as existed on the date hereof with fair wear and tear excepted.

     2.2 FREE RENTAL PERIOD. Purchaser shall not owe any rental on a facility listed in Exhibit A if Purchaser has removed all its property, equipment and personnel from such facility within thirty (30) days from the Agreement Date. For purposes of calculating time under this provision, the first day of the thirty (30) day period shall be deemed to be the day after the Agreement Date. If Purchaser does not vacate a facility within such thirty (30) day period,

Purchaser shall pay the applicable monthly rent for such facility but only for the period commencing on the thirty first (31st) day through the date the facility is vacated.

     2.3 MISCELLANEOUS SERVICES. Selling Entities will provide such services as may be reasonably requested by Purchaser to permit Purchaser to continue operations relating to the Business in the same manner as such services were being provided by the Selling Entities to the Business immediately prior to the Agreement Date ("Miscellaneous Services"). The Miscellaneous Services shall include, but not be limited to:

                    PAYROLL/PERSONNEL FUNCTIONS
                    ACCOUNTS RECEIVABLE/BILLING
                    ACCOUNTS PAYABLE
                    FIXED ASSETS ACCOUNTING
                    GENERAL LEDGER/REPORTING
                    TELEPHONE, TELEX AND MEMO SYSTEM

     The Miscellaneous Services would also include reasonable assistance to Purchaser in making the transition from Selling Entities' systems to the Purchaser's systems. Selling Entities shall be obligated to furnish the Miscellaneous Services, if requested by Purchaser, for a maximum of SIX (6) MONTHS from the Agreement Date. Miscellaneous Services shall not include two-way radio communications, legal and credit services.

     2.4 CHARGES FOR MISCELLANEOUS SERVICES. Purchaser shall pay to the Selling Entities for the supply of any or all of the Miscellaneous Services a monthly charge in the amount of Selling Entities' cost consistent with Selling Entities' current accounting practices. As long as any of the

Miscellaneous Services are being supplied to the Purchaser by the Selling Entities, this monthly charge shall apply. If Purchaser elects to discontinue the Miscellaneous Services during a month, a full month's charge will be due for such month.

     2.5 ADDITIONAL SUPPORT. The Selling Entities shall not be obligated to incur any additional costs for interim third party software licenses or sublicenses needed to continue providing the Miscellaneous Services to the Business, and all such additional costs shall be for Purchaser's account. If Purchaser requests in writing the Selling Entities to make any systems software modifications or special accommodations in connection with the Selling Entities' Miscellaneous Services and the Selling Entities agree to provide same, such will be for Purchaser's account and chargeable at a rate equal to Selling Entities' cost consistent with Selling Entities current accounting practices.

     2.6 ACCOUNTING DATA. Purchaser understands and acknowledges that the accounting data for the Business has been maintained as an integral part of the accounting data for the entire Selling Entities and, therefore, the records produced as a result of the normal services covered by this Section 2 may not include all records which a stand alone business may require nor be in the form that would normally be produced for a stand alone business.

                           SECTION 3

                          COMPENSATION

     3.1 INVOICES. For all Seller Services, Purchaser shall be invoiced on a monthly basis no later than the tenth (10th) working day of the month immediately following the provision of such services.

     3.2 DUE DATE. Invoices issued pursuant to Section 3.1 above shall be due and payable within forty-five (45) days of the date of the invoice.

     3.3 PAYMENT ADDRESS. Payment of invoices issued pursuant to Sections 3.1 and 3.2 above shall be made by wire transfer to Seller's account as follows:

          Bank Name:
          Address:
          ABA Routing No.:
          Account Name:
          Account No.:

                                   SECTION 4

                       COMMUNICATION AND ADMINISTRATION

     4.1 INQUIRIES, REQUESTS AND INSTRUCTIONS. All inquiries, requests and instructions pertaining to invoices under this Transition Agreement shall be directed in writing to the following individuals:

SELLER BILLING INQUIRIES:          PURCHASER BILLING INQUIRIES:

Brown & Root, Inc.
Attn:                              Attn:
[Address]                          [Address]
Telephone:                         Telephone:
Fax:                               Fax:

                                 SECTION 5

                  CONFIDENTIAL INFORMATION AND MATERIAL

     5.1 CONFIDENTIALITY. With respect to information obtained by any Party with respect to the Business in the provision of Seller Services, each Party shall maintain confidential and secret all material which may be disclosed by the other Party and identified as being confidential or secret.

     5.2 ACCESS. Purchaser and Selling Entities shall restrict disclosure of confidential and secret information and material to employees who have a need to know and shall employ the same standard of care each uses to protect its own confidential or secret information and material.

     5.3 SURVIVAL. The obligations of this Section 5 shall survive the expiration and termination of this Transition Agreement for a period of five
(5) years.

                                 SECTION 6

                           TERM AND TERMINATION

     6.1 TERM. This Transition Agreement shall commence as of the Agreement Date and shall remain in effect for a maximum of SIX (6) MONTHS thereafter, except as specifically provided otherwise in this Transition Agreement and subject to Purchaser's rights to discontinue its receipt of Seller Services hereunder.

     6.2 NO WAIVER. Section 6.1 shall not be deemed to waive, prejudice or diminish any rights of Purchaser or Selling Entities under the Agreement.

                                 SECTION 7

                               FORCE MAJEURE

     7.1 FORCE MAJEURE. No Party shall be liable for any failure or delay on its part in performing any of its obligations under this Transition Agreement for any loss, damage, costs, charges and expenses incurred or suffered by any other Party by reason thereof if failure or delay is the result of or arises out of Force Majeure, provided that the Party claiming Force Majeure shall use its best efforts to avoid, remove, or mitigate such cause of non-performance and shall fulfill and continue performance hereunder whenever and to the extent such cause ceases to exist. This Section 7 shall not apply to obligations to pay sums of money due for Seller Services provided under the terms of this Transition Agreement.

     7.2 DEFINITION. For the purposes of this Section 7, Force Majeure shall be defined as any extraordinary event which cannot be avoided or controlled, including but not limited to acts of God, flood, storm, typhoon or other severe weather condition, earthquake, fire, riot, insurrection, accident, sabotage, strike, lockout or differences with labor, or embargo, failure in transportation or accidental damage to equipment, or any inability to obtain and maintain, notwithstanding commercially reasonable efforts, any required consent from a third party in order to provide Seller Services.

                                    SECTION 8

                         RELATIONSHIP OF THE PARTIES

     8.1 NO JOINT VENTURE. Nothing contained in this Transition Agreement, except as specifically provided in Section 12.13, shall be deemed to constitute any Party as the agent, partner or joint venturer of the other.

                                   SECTION 9

                                  INDEMNITIES

     9.1  INDEMNITIES.

          A. SELLING ENTITIES' INDEMNITY. The Selling Entities shall save, indemnify, defend, and hold Purchaser and the officers, agents, affiliates, employees and representatives of Purchaser harmless from and against any losses, damages, costs, claims and liabilities (including costs of legal counsel and court costs) of any kind or nature ("Losses") arising out of any
(i) injury to or death of any employee of the Selling Entities and (ii) loss of or damage to the property of the Selling Entities, including (without limitation) the property of the Selling Entities' employees, which occurs in connection with any activities of Purchaser at a Seller Facility during this Transition Agreement, REGARDLESS OF WHETHER OR NOT THE EVENTS DESCRIBED IN CLAUSES (i ) OR (ii) HEREIN WERE CAUSED IN WHOLE OR IN PART BY THE SOLE, CONCURRENT, ACTIVE, OR PASSIVE NEGLIGENCE OR OTHER FAULT OF PURCHASER.

          B. PURCHASER'S INDEMNITY. Purchaser shall save, indemnify, defend, and hold Selling Entities, and the officers, agents, affiliates, employees and representatives of each, harmless from and against any Losses arising out of any (i) injury to or death of any employee of Purchaser and (ii) loss of or damage to the property of Purchaser, including (without limitation) the property of Purchaser's employees, which occurs in connection with any activities of the Selling Entities at a Seller Facility during this Transition Agreement, REGARDLESS OF WHETHER OR NOT THE EVENTS DESCRIBED IN CLAUSES (i) OR
(ii) HEREIN WERE CAUSED IN WHOLE OR IN PART BY THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OR OTHER FAULT OF SELLING ENTITIES. The Leased Employees described in Section 10.1 shall be deemed employees of Purchaser for purposes of this Section 9.1.

          C. Except as otherwise provided in this Transition Agreement, Purchaser and the Selling Entities, respectively, each agree to indemnify and hold each other harmless from and against any Losses arising out of any injury to or death of a third party or loss of or damage to the property of a third party which is attributable to the negligence of the Purchaser or the Selling Entities in connection with their activities at a Seller Facility during this Transition Agreement; provided, however, that such liability shall be limited to the percentage degree of negligence of the indemnifying party causing the injury, death or property loss or damage upon which the loss, damage, cost, claim or liability is based.

                                  SECTION 10

                               LEASED EMPLOYEES

     10.1 LEASED EMPLOYEES. Selling Entities will continue to employ any of the employees of the Business after the Closing at the request of Purchaser for a period ending not later than [______________, 19__] for non-exempt employees and [_________________, 19__] for exempt employees, and will lease those employees ("Leased Employees") to Purchaser during such period to enable Purchaser to operate the Business after the Closing while arrangements are made by Purchaser to employ the Leased Employees to operate the Business. Selling Entities will charge Purchaser as a fee for leasing the employees an amount equal to the total compensation of the Leased Employees during such period plus all payroll related costs for group insurance, retirement plan costs, payroll taxes, workers' compensation benefit costs and any other costs incurred by the Selling Entities as a consequence of having the Leased Employees on the Selling Entities' payroll during such period. In addition, Purchaser agrees to indemnify the Selling Entities for any costs incurred by the Selling Entities under their medical plan, disability income plan and workers' compensation self insurance plan (whether incurred during or after the period for which the Leased Employees are provided to Purchaser) as a result of events occurring during the period for which the Leased Employees are leased in excess of the employee and employer contributions to such plans for the period during which the Leased Employees are provided and, if applicable, subsequent periods with respect to such Leased Employees. The intent of this provision is that neither Selling Entities nor the Selling Entities' benefit plans shall incur any costs, net of fees and indemnity amounts paid by Purchaser or the Leased Employees, related to such employees which would not be incurred if such Leased
Employees had not been employees of the Selling Entities during the period for which such Leased Employees are provided to Purchaser.

                           SECTION 11

                       DISPUTE RESOLUTION

     11.1 RESOLUTION OF CERTAIN DISPUTES. In the event of any dispute between any of the Selling Entities and the Purchaser over the nature, validity or amount of any claim for compensation made pursuant to Section 3, which dispute is not resolved by agreement following good faith discussions, each Party shall have the right to have its accountant review the claim made by the other, which review shall be completed within a reasonable time, not to exceed thirty (30) days from the submission of such claim to such Party. In the event that such dispute is not resolved between the Parties (after such review by their accountants), such dispute shall be submitted to and finally settled under the Rules of the American Arbitration Association ("AAA") by an arbitrator appointed in accordance with those Rules. The place of the arbitration shall be Houston, Texas. The determination by the arbitrator shall be final and binding upon the Parties and shall be enforceable in any court of competent jurisdiction. The Selling Entities shall bear all costs and expenses of their accountant and one-half of the costs and expenses of the arbitration, and the Purchaser shall bear all costs and expenses of its accountant and one-half of the costs and expenses of the arbitration.

                           SECTION 12

                    MISCELLANEOUS PROVISIONS

     12.1 AMENDMENT AND MODIFICATION. This Transition Agreement may be amended, modified or supplemented only by an instrument in writing executed by authorized signatories on behalf of each Party to this Transition Agreement.

     12.2 ASSIGNMENT. The Selling Entities may not assign their rights and obligations hereunder without the prior written consent of Purchaser, and Purchaser may not assign its rights or obligations hereunder to any person other than a direct or indirect wholly-owned subsidiary without the prior written consent of the Selling Entities, which consent may be withheld for any reason whatsoever, and provided further that any such assignment to a direct or indirect wholly-owned subsidiary of Purchaser shall be conditioned upon Purchaser executing and delivering to Selling Entities an unconditional guarantee of the performance by such assignee of the obligations and duties undertaken by Purchaser herein, all in such form and substance as may be satisfactory to Selling Entities.

     12.3 NOTICES. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the Party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by courier or by sending such notice or communication by facsimile transmission. Such notice shall be deemed received on the earlier of the date on which it is hand-delivered or otherwise actually received or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the Parties shall be:

     If to Selling Entities:       Brown & Root, Inc.
                                   4100 Clinton Drive
                                   Houston, TX    77020
                                   Attention:  Vice President-Legal
                                   Fax No.:  (713) 676-4514

     with a copy to:               Halliburton Company
                                   3600 Lincoln Plaza
                                   500 North Akard Street
                                   Dallas, TX 75201-3391
                                   Attention: Vice President and Secretary
                                   Fax No.:  (214) 978-2783

     If to Purchaser:              NUS Acquisition Corporation
                                   c/o Tetra Tech, Inc.
                                   670 N. Rosemead Blvd.
                                   Pasadena, CA  91107
                                   Attention: President and Chief Executive
                                              Officer
                                   Fax No.: (626) 351-1188

Any Party may change its address for notice by written notice given to the other Parties.

     12.4 COUNTERPARTS. This Transition Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     12.5 CAPTIONS. The captions contained in this Transition Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Transition Agreement.

     12.6 SEVERABILITY.   If any provision of this Transition Agreement is held
to be illegal, invalid or unenforceable, such provision shall be fully severable and this Transition Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     12.7 WAIVER. All of the original rights and powers of either Party hereunder shall remain in force notwithstanding any neglect, forbearance or delay in enforcement thereof and neither Party shall be deemed to have waived any of its rights or any provision of this Transition Agreement or any notice given hereunder unless such waiver is in a writing signed by an officer of the waiving Party. No such waiver by either Party of any breach by the other Party of this Transition Agreement shall be deemed a waiver of any continuing, future or recurring breach.

     12.8 GOVERNING LAW. THIS TRANSITION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT
REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF OR SUCH PROVISIONS OF ANY OTHER JURISDICTION.

     12.9 NO THIRD PARTY BENEFICIARIES. Nothing in this Transition Agreement, whether express or implied, shall confer any rights or remedies under or by reason of this Transition Agreement on any persons other than the Parties to it and their respective successors, assigns and permitted designees, nor is anything in this Transition Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Transition Agreement, nor shall any provision of this Transition Agreement give any third persons any right of subrogation or action against any Party to this Transition Agreement.

     12.10 JOINT AND SEVERAL LIABILITY. The Selling Entities are jointly and severally liable for all obligations of any of them under this Transition Agreement, and Purchaser shall be entitled to enforce all such obligations against Seller without the necessity of joining Seller's Affiliate in such enforcement action.

     12.11 CONSTRUCTION. This Transition Agreement shall be interpreted without regard to any presumption or rule requiring construction against the Party causing such agreement to be drafted.

     12.12 ENTIRE AGREEMENT. This Transition Agreement, including the Exhibits, supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any Party under the Agreement or any agreement executed pursuant to the Agreement shall not be affected by this Section.

     12.13 ACTIONS ON BEHALF OF SELLING ENTITIES. Any payment by Purchaser to Seller of any amount due and payable to the Selling Entities under this Transition Agreement shall be deemed payment to each of the Selling Entities of its respective share of such amount and each of the Selling Entities hereby acknowledges that such payment constitutes payment to each of the Selling Entities.

     12.14 PARENT GUARANTY. The Parent is executing this Transition Services Agreement to evidence its guaranty of the obligations of the Purchaser hereunder.

     IN WITNESS WHEREOF, the Parties have caused this Transition Agreement to be executed on and as of the Agreement Date.

PARENT:                               PURCHASER:

TETRA TECH, INC.                      NUS ACQUISITION CORP.
a Delaware Corporation                a Delaware Corporation

By:________________________________   By:________________________________
Its: ______________________________   Its: ______________________________

                                      SELLER:

                                      BROWN & ROOT, INC.
                                      a Delaware Corporation


                                      By:_______________________________
                                      Its:______________________________

                                      SELLER'S AFFILIATE:

                                      HALLIBURTON NUS CORPORATION
                                      a Delaware Corporation


                                      By:_______________________________
                                      Its:______________________________